As filed with the U.S. Securities and Exchange Commission on February 12, 2020.

Registration Statement No. 333-235998

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	3663	20-0064269
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Digital Ally, Inc.

9705 Loiret Blvd.

Lenexa, KS 66219

(913) 814-7774

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stanton E. Ross

Chief Executive Officer

Digital Ally, Inc.

9705 Loiret Blvd.

Lenexa, KS 66219

(913) 814-7774

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq. Scott M. Miller, Esq. Michael DeDonato, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3060	Christian J. Hoffmann, III 9705 Loiret Blvd. Lenexa, KS 66219 (913) 814-7774	M. Ali Panjwani, Esq. Michael Brito-Stamm, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)
Class A Units consisting of (3):	$9,200,000	$1,194.16
(i) Common stock, par value $0.001 per share (4)	—	—
(ii) Common stock purchase warrants to purchase common stock (4)	—	—
Class B Units consisting of (3):	$8,000,000	$1,038.40
(i) Pre-funded common stock purchase warrants (4)	—	—
(ii) Common stock purchase warrants to purchase common stock (4)	—	—
Common stock issuable upon exercise of the common stock purchase warrants (5)	$12,900,000	$1,674.47
Common stock issuable upon exercise of the pre-funded common stock purchase warrants (3)	—	—
Total	$30,100,000	$3,906.98	(6)

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of additional shares of the registrant’s common stock, par value $0.001 per share (the “Common Stock”), issued to prevent dilution resulting from stock splits, stock dividends or similar events. No additional consideration will be received for such additional number of shares of Common Stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act. This registration statement covers the offering price of additional units that the underwriters have the option to purchase.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of all securities being registered.

(3)

The proposed maximum offering price of the Class A Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class B units offered and sold in the offering.

(4)	No separate fee is required pursuant to Rule 457(g) or Rule 457(i) under the Securities Act.

(5)	Relates to shares of Common Stock underlying the Common Stock purchase warrants, if such Common Stock purchase warrants are exercised for cash. If such Common Stock purchase warrants are exercised on a cashless basis, then the underlying shares of Common Stock shall be covered by the registration fee in respect of the Class A Units and Class B Units, as applicable.

(6)	A filing fee of $4,581.94 was previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(A) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(A), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 12, 2020

Digital Ally, Inc.

Up to 7,692,308 Class A Units consisting of shares of Common Stock and Common Stock Purchase Warrants (and 5,769,231 shares of Common Stock underlying the Common Stock Purchase Warrants); and

up to 7,692,308 Class B Units consisting of Pre-funded Warrants (and 7,692,308 shares of Common Stock underlying the Pre-funded Warrants) and Common Stock Purchase Warrants (and 5,769,231 shares of Common Stock underlying the Common Stock Purchase Warrants)

Digital Ally, Inc. (the “Company”, “our”, “we” and “us”) is offering up to 7,692,308 of Class A Units, with each Class A Unit consisting of one share of common stock, par value $0.001 per share (the “Common Stock”), and one Common Stock purchase warrant to purchase 0.75 shares of our Common Stock (the “Warrants”) (together with the shares of Common Stock underlying such Warrants, the “Class A Units”) at an assumed public offering price of $1.04 per Class A Unit. Warrants included in the Class A Units have an exercise price of $   per whole share.

We are also offering up to 7,692,308 of Class B Units to purchasers who prefer to avoid beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering. Each Class B Unit will consist of one Pre-funded Warrant to purchase one share of our Common Stock (the “Pre-Funded Warrant”) and one Warrant (the “Class B Units” and, together with the Class A Units, the “Units”). The purchase price of each Class B Unit will equal the price at which each Class A Unit is being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. This prospectus also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this offering. For each Class B Unit that we sell, the number of Class A Units that we are offering will be decreased on a one-for-one basis.

The Class A Units and Class B Units will not be certificated and the shares of Common Stock, Pre-Funded Warrants and Warrants comprising such Units are immediately separable and will be issued separately in this offering.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “DGLY.” The last reported sale price for our Common Stock on Nasdaq on February 10, 2020 was $1.04 per share. The actual number of securities, the offering prices of the Units, and the exercise price for the Warrants will be as determined between us and the underwriters at the time of pricing, and may be at a discount to the current market price of our Common Stock. The price of our Common Stock on Nasdaq during recent periods will only be one of many factors in determining the public offering prices of the Units. Other factors to be considered in determining the public offering prices include our history, our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers, the general condition of the securities markets at the time of this offering and discussions between the underwriters and prospective investors. The recent market price used throughout this prospectus may not be indicative of the final offering price. All share numbers included in this prospectus are based upon assumed public offering prices of $1.04 for the Class A Units and $1.04 for the Class B Units, which are based on the closing price of our Common Stock on February 10, 2020.

We do not intend to list the Class A Units, the Class B Units, the Pre-Funded Warrants or the Warrants to be sold in this offering on any stock exchange or other trading market.

Investing in our securities involves a high degree of risk. Before making any investment in our securities, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 12 of this prospectus.

	Per Class A Unit (1)	Per Class B Unit (1)	Total
Public offering price	$	$	$
Underwriting discounts and commissions (2)	$	$	$
Offering proceeds to us, before expenses	$	$	$

(1)	The public offering price and underwriting discount corresponds to (x) in respect of the Class A Units (i) a public offering price per share of Common Stock of $ and (ii) a public offering price per Warrant of $ and (y) in respect of the Class B Units (i) a public offering price per share of Pre-Funded Warrant of $ and (ii) a public offering price per Warrant of $ .

(2)	We have agreed to pay certain expenses of the underwriters in this offering. We refer you to “Underwriting” on page 51 for additional information regarding underwriting compensation.

We have granted the underwriters an over-allotment option to purchase up to an additional         shares of Common Stock and/or Warrants to purchase up to         shares of Common Stock, in any combinations thereof, from us at the public offering price per security, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriters may exercise such option at any time during the 45-day period from the date of this prospectus. We refer you to “Underwriting” on page 51 of this prospectus for a description of the underwriters’ over-allotment option.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Units to the purchasers on or about February     , 2020.

Joint Book-Running Managers

Roth Capital Partners	Lake Street

The date of this Prospectus is _________, 2020

You should rely only on the information contained in this prospectus and any free-writing prospectus that we authorize to be distributed to you. We have not, and the underwriters have not, authorized anyone to provide you with information different from or in addition to that contained in this prospectus or any related free-writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and are seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial conditions, results of operations and prospects may have changed since that date. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

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ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto. Neither we nor the underwriters have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the underwriters are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we, nor the underwriters, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Solely for convenience, our trademarks and tradenames referred to in this registration statement, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames.

Information contained in, and that can be accessed through our website, www.digitalallyinc.com, does not constitute part of this prospectus.

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of Digital Ally, Inc. and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information in any free writing prospectus that we have authorized for use in connection with this offering, including the information set forth in the section titled “Risk Factors” in this prospectus beginning on page 12. Unless the context provides otherwise, all references herein to “Digital Ally”, “the “Company”, “we”, “our” and “us” refer to Digital Ally, Inc.

Company Overview

We produce digital video imaging and storage products for use in law enforcement, security and commercial applications. Our current products are an in-car digital video/audio recorder contained in a rear-view mirror for use in law enforcement and commercial fleets; a system that provides its law enforcement customers with audio/video surveillance from multiple vantage points and hands-free automatic activation of body-worn cameras and in-car video systems; a miniature digital video system designed to be worn on an individual’s body; and cloud storage solutions. We have active research and development programs to adapt our technologies to other applications. We can integrate electronic, radio, computer, mechanical, and multi-media technologies to create unique solutions to address needs in a variety of other industries and markets, including mass transit, school bus, taxicab and the military. We sell our products to law enforcement agencies, private security customers and organizations and consumer and commercial fleet operators through direct sales domestically and third-party distributors internationally.

Our Products

We supply technology-based products utilizing our portable digital video and audio recording capabilities for the law enforcement and security industries and for the commercial fleet and mass transit markets. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create positive solutions to our customers’ requests. Our products include: the DVM-800 and DVM-800 Lite, in-car digital video mirror systems for law enforcement; the FirstVU and the FirstVU HD, body-worn cameras, our patented and revolutionary VuLink product, which integrates our body-worn cameras with our in-car systems by providing hands-free automatic activation for both law enforcement and commercial markets; the DVM-250 and DVM-250 Plus, a commercial line of digital video mirrors that serve as “event recorders” for the commercial fleet and mass transit markets; and FleetVU and VuLink, our cloud-based evidence management systems. We introduced the EVO-HD product in the second quarter of 2019 and began full-scale deliveries in the third quarter 2019. The EVO-HD is designed and built on a new and highly advanced technology platform that we expect to become the platform for a new family of in-car video solution products for the law enforcement and commercial markets. We believe that the launch of these new products will help to reinvigorate our in-car and body-worn systems revenues while diversifying and broadening the market for our product offerings. The following describes our product portfolio.

In-Car Digital Video Mirror System for law enforcement – EVO-HD, DVM-800 and DVM-800 Lite

In-car video systems for patrol cars are now a necessity and have generally become standard. Current systems are primarily digital based systems with cameras mounted on the windshield and the recording device generally in the trunk, headliner, dashboard, console or under the seat of the vehicle. Most manufacturers have already developed and transitioned completely to digital video, and some have offered full high definition (“HD”) level recordings which is currently state-of-art for the industry.

Our digital video rear-view mirror unit is a self-contained video recorder, microphone and digital storage system that is integrated into a rear-view mirror, with a monitor, global positioning system (“GPS”) and 900 megahertz (“MHz”) audio transceiver. Our system is more compact and unobtrusive than certain of our competitors because it requires no recording equipment to be located in other parts of the vehicle.

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Our in-car digital video rear-view mirror has the following features:

●	wide angle zoom color camera;

●	standards-based video and audio compression and recording;

●	system is concealed in the rear-view mirror, replacing factory rear-view mirror;

●	monitor in rear-view mirror is invisible when not activated;

●	eliminates need for analog tapes to store and catalogue;

●	easily installs in any vehicle;

●	ability to integrate with body-worn cameras including auto-activation of either system;

●	archives audio/video data to the cloud, computers (wirelessly) and to compact flash memory, or file servers;

●	900 MHz audio transceiver with automatic activation;

●	marks exact location of incident with integrated GPS;

●	playback using Windows Media Player;

●	optional wireless download of stored video evidence;

●	proprietary software protects the chain of custody; and

●	records to rugged and durable solid-state memory.

The Company has completed development of a new in-car digital video platform under the name EVO-HD which it launched during the second quarter of 2019. The EVO-HD is a next generation system that offers a multiple HD in-car camera solution system with built-in patented VuLink auto-activation technology. The EVO-HD is built on an entirely new and highly advanced technology platform that enables many new and revolutionary features, including auto activation beyond the car and body camera. No other provider can offer built-in patented VuLink auto-activation technology. The EVO-HD provides law enforcement officers with an easier to use, faster and more advanced system for capturing video evidence and uploading than similar products sold by the Company’s competitors. Additional features include:

●	a remote cloud trigger feature that allows dispatchers to remotely start recordings;

●	simultaneous audio/video play back;

●	cloud connectivity via cell modem, including the planned deployment of the new 5G network;

●	near real-time mapping and system health monitoring;

●	body-camera connectivity with built-in auto activation technology; and

●	128 gigabyte internal storage, up to 2 terabyte external solid-state drive storage.

The EVO-HD is designed and built on a new and highly advanced technology platform that will become the platform for a whole new family of in-car video solution products for the law enforcement. The innovative EVO-HD technology replaces the current in-car mirror-based systems with a miniaturized system that can be custom-mounted in the vehicle while offering numerous hardware configurations to meet the varied needs and requirements of its law enforcement customers. The EVO-HD can support up to four HD cameras, with two cameras having pre-event and evidence capture assurance (“ECA”) capabilities to allow agencies to review entire shifts. An internal cell modem will allow for connectivity to the VuVault.net cloud, powered by Amazon Web Services (“AWS”) and real time metadata when in the field.

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In-Car Digital Video “Event Recorder” System – DVM-250 Plus for Commercial Fleets

Digital Ally provides commercial fleets and commercial fleet managers with the digital video tools that they need to increase driver safety and track assets in real-time and minimize the company’s liability risk, all while enabling fleet managers to operate the fleet at an optimal level. We market a product designed to address these commercial fleet markets with our DVM-250 Plus event recorders that provide all types of commercial fleets with features and capabilities which are fully-customizable, consistent with their specific application and inherent risks. The DVM-250 Plus is a rear-view mirror based digital audio and video recording system with many, but not all of, the features of our DVM-800 law enforcement mirror systems, which we sell at a lower price point. The DVM-250 Plus is designed to capture “events,” such as wrecks and erratic driving or other abnormal occurrences, for evidentiary or training purposes. The commercial fleet markets may find our units attractive from both a feature and a cost perspective compared to other providers. We believe that due to our marketing efforts, commercial fleets are adopting this technology, in particular the ambulance and taxi-cab markets.

Digital Ally offers a suite of data management web-based tools to assist fleet managers in the organization, archival, and management of videos and telematics information. Within the suite, there are powerful mapping and reporting tools that are intended to optimize efficiency, serve as excellent training tools for teams on safety and ultimately generate a significant return on investment for the organization.

The EVO-HD described above will also become the platform for a whole new family of in-car video solution products for the commercial markets. The innovative EVO-HD technology will replace the current in-car mirror-based systems with a miniaturized system that can be custom-mounted in the vehicle while offering numerous hardware configurations to meet the varied needs and requirements of its commercial customers. In its commercial market application, the EVO-HD can support up to four HD cameras, with two cameras having pre-event and ECA capabilities to allow customers to review entire shifts. An internal cell modem will allow for connectivity to the FleetVU Manager cloud-based system for commercial fleet tracking and monitoring, powered by AWS and real time metadata when in the field.

Miniature Body-Worn Digital Video System – FirstVU HD for law enforcement and private security

This system is also a derivative of our in-car video systems, but is much smaller and lighter and more rugged and water-resistant to handle a hostile outdoor environment. These systems can be used in many applications in addition to law enforcement and private security and are designed specifically to be clipped to an individual’s pocket or other outer clothing. The unit is self-contained and requires no external battery or storage devices. Current systems offered by competitors are digital based, but generally require a battery pack and/or storage device to be connected to the camera by wire or other means. We believe that our FirstVU HD product is more desirable for potential users than our competitors’ offerings because of its video quality, small size, shape and lightweight characteristics. Our FirstVU HD integrates with our in-car video systems through our patented VuLink system allowing for automatic activation of both systems.

Auto-activation and Interconnectivity between in-car video systems and FirstVU HD body worn camera products – VuLink for law enforcement applications

Recognizing a critical limitation in law enforcement camera technology, we pioneered the development of our VuLink ecosystem that provides intuitive auto-activation functionality as well as coordination between multiple recording devices. The United States Patent and Trademark Office (the “USPTO”) has recognized these pioneering efforts by granting us multiple patents with claims covering numerous features, such as automatically activating an officer’s cameras when the light bar is activated or when a data-recording device such as a smart weapon is activated. Additionally, the awarded patent claims cover automatic coordination between multiple recording devices. Prior to this work, officers were forced to manually activate each device while responding to emergency scenarios, a requirement that both decreased the usefulness of the existing camera systems and diverted officers’ attention during critical moments. Our FirstVU HD integrates with our in-car video systems through our patented VuLink system allowing for automatic activation of both systems.

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This feature is becoming a standard feature required by many law agencies. Unfortunately, certain of our competitors have chosen to infringe our patent and develop products that provide the same or similar features as our VuLink system. We filed lawsuits against two competitors – Axon Enterprises, Inc. (“Axon,” formerly known as Taser International, Inc.) and Enforcement Video, LLC d/b/a WatchGuard Video (“WatchGuard”) – which challenge Axon’s and WatchGuard’s infringing products. On May 13, 2019, WatchGuard and the Company resolved the dispute and executed a settlement agreement in the form of a Release and License Agreement. The litigation has been dismissed as a result of this settlement.

Axon – On June 17, 2019, the U.S. District Court for the District of Kansas granted Axon’s motion for summary judgment that Axon did not infringe on the Company’s patent and dismissed the case. Importantly, the Court’s ruling did not find that Digital’s ’452 Patent was invalid. It also did not address any other issue, such as whether the Company’s requested damages were appropriate, and it does not impact the Company’s ability to file additional lawsuits to hold other competitors accountable for patent infringement. This ruling solely related to an interpretation of the Company’s claims as they relate to Axon and was unrelated to the supplemental briefing the Company recently filed on its damages claim and the WatchGuard settlement. Those issues are separate and the judge’s ruling on summary judgment had nothing to do with the Company’s damages request. The Company has filed an appeal to this ruling and has asked the appellate court to reverse this decision. The Company filed its Opening Appeal Brief on August 26, 2019 and Axon filed its Responsive Brief on November 6, 2019. The Company filed its Reply Brief responding to Axon on November 27, 2019. The Company expects oral arguments to occur in April 2020 and a decision later in the second or third quarter 2020.

WatchGuard – On May 27, 2016, the Company filed suit against WatchGuard alleging patent infringement based on WatchGuard’s VISTA Wifi and 4RE In-Car product lines. On May 13, 2019, the parties resolved the dispute and executed a settlement agreement in the form of a Release and License Agreement. The litigation has been dismissed as a result of this settlement. The Release and License Agreement contains the following key terms:

●	WatchGuard paid Digital Ally a one-time, lump settlement payment of $6,000,000.

●	Digital Ally has granted WatchGuard a perpetual covenant not to sue if WatchGuard’s products incorporate agreed-upon modified recording functionality. Digital Ally has also granted WatchGuard a license to the ’292 Patent and the ’452 Patent (and related patents, now existing and yet-to-issue) through December 31, 2023. The parties have agreed to negotiate in good faith to attempt to resolve any alleged infringement that occurs after the license period expires.

●	The parties have further agreed to release each other from all claims or liabilities pre-existing the settlement.

●	As part of the settlement, the parties agreed that WatchGuard is making no admission that it has infringed any of Digital Ally’s patents.

Upon receipt of the $6,000,000, the parties filed a joint motion to dismiss the lawsuit which the Judge granted.

We believe that the outcome of the Axon lawsuit will largely define the competitive landscape for the body-worn and in-car video market for the foreseeable future. We expect that our VuLink product and its related patents will be recognized as the revolutionary and pioneering invention by the U.S. courts.

VuVault.net and FleetVU Manager

VuVault.net is a cost-effective, fully expandable, law enforcement cloud storage solution powered by AWS that provides redundant and security-enhanced storage of all uploaded videos that comply with the United States Federal Bureau of Investigation’s Criminal Justice Information Services Division requirements.

FleetVU Manager is our web-based software for commercial fleet tracking and monitoring that features and manages video captured by our video event data recorders of incidents requiring attention, such as accidents. This software solution features our cloud-based web portal that utilizes many of the features of our VuVault.net law-enforcement cloud-based storage solution.

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Other Products

During the last year, we focused our research and development efforts to meet the varying needs of our customers, enhance our existing products and commence development of new products and product categories. Our research and development efforts are intended to maintain and enhance our competitiveness in the market niche we have carved out, as well as positioning us to compete in diverse markets outside of law enforcement. In December 2019, the Company announced a partnership with Pivot International for design and manufacture of a new and innovative Breathalyzer Device utilizing the Company’s recently issued patent. With this new technology, when an officer is conducting a field sobriety test and the breathalyzer is activated, the digital video recording device will automatically start a recording, later embedding the meta-data captured onto the recorded video. The ‘732 Patent was granted by the U.S. Patent Office in August of 2019 and is an expansion of Digital Ally’s patented VuLink automatic activation technology.

Corporate Information

We were incorporated in Nevada on December 13, 2000 as Vegas Petra, Inc. From that date until November 30, 2004, when we entered into a Plan of Merger with Digital Ally, Inc., a Nevada corporation, which was formerly known as Trophy Tech Corporation (the “Acquired Company”), we had not conducted any operations and were a closely-held company. In conjunction with the merger, we were renamed Digital Ally, Inc.

The Acquired Company, which was incorporated on May 16, 2003, engaged in the design, development, marketing and sale of bow hunting-related products. Its principal product was a digital video recording system for use in the bow hunting industry. It changed its business plan in 2004 to adapt its digital video recording system for use in the law enforcement and security markets. We began shipments of our in-car digital video rear view mirrors in March 2006.

On January 2, 2008, we commenced trading on Nasdaq under the symbol “DGLY.” We conduct our business from 9705 Loiret Boulevard, Lenexa, Kansas 66219. Our website address is www.digitalallyinc.com. Information contained on our website does not form part of this prospectus and is intended for informational purposes only.

Recent Developments

On February 12, 2020, we entered into letter agreements with certain accredited investors (the “August 2019 Investors”) pursuant to which we agreed to issue amended and restated warrants to purchase an aggregate of 571,428 shares of Common Stock (the “Amended August 2019 Warrants”). Such August 2019 Investors were previously issued warrants to purchase an aggregate of 571,428 shares of Common Stock (the “August 2019 Warrants”) pursuant to a securities purchase agreement (the “August 2019 Purchase Agreement”), entered into by and among us and such August 2019 Investors on August 5, 2019, which provided for the issuance of (i) the Company’s 8% Senior Secured Convertible Promissory Notes due August 4, 2020 (the “August 2019 Notes”), (ii) the August 2019 Warrants and (iii) 89,285 shares of Common Stock equal to 5% of the aggregate purchase price of the August 2019 Notes. Pursuant to the August 2019 Purchase Agreement, the August 2019 Investors were granted a right of participation (“Right of Participation”) in any Subsequent Financing (as defined in the August 2019 Purchase Agreement) for so long as the August 2019 Notes remain outstanding for up to 35% of such Subsequent Financing, on the same terms, conditions and price provided for in such Subsequent Financing, which Right of Participation shall be pro rata to such August 2019 Investor’s respective subscription amounts provided in the August 2019 Purchase Agreement. The August 2019 Warrants were originally exercisable for shares of Common Stock at a price of $1.8125 per share, subject to customary adjustments thereunder.

In consideration for waiving their respective Rights of Participation, as applicable, and consenting to (i) our entering into a financing transaction pursuant to this offering in to which we are selling our securities at a price lower than the Fixed Conversion Price (as defined in the Notes) and (ii) certain modifications to the Warrants, we agreed to issue the Amended August 2019 Warrants to the August 2019 Investors, which shall be repriced so that their exercise price equals the price of the Units offered to investors in this offering, and which shall grant such August 2019 Investors a Right of Participation in a Subsequent Financing for a period of six months from the date of the issuance of such Amended August 2019 Warrants. We intend to issue the Amended August 2019 Warrants to the August 2019 Investors on or after the closing date of this offering.

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THE OFFERING

Class A Units Offered	We are offering 7,692,308 Class A Units. Each Class A Unit consists of one share of Common Stock and a Warrant to purchase 0.75 shares of our Common Stock (together with the shares of Common Stock underlying such Warrants).

Offering Price per Class A Unit	$1.04 per Class A Unit, based on an assumed public offering price of $1.04, the closing price of our Common Stock on February 10, 2020.

Class B Units Offered	We are also offering 7,692,308 Class B Units to purchasers who prefer to avoid beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering. Each Class B Unit will consist of one Pre-Funded Warrant to purchase one share of Common Stock and a Warrant to purchase 0.75 shares of our Common Stock (together with the shares of Common Stock underlying such Pre-Funded Warrants and such Warrants). For each Class B Unit that we sell, the number of Class A Units that we are offering will be decreased on a one-for-one basis.

Offering Price per Class B Unit	$1.039 per Class B Unit, based on an assumed public offering price of $1.04, the closing price of our Common Stock on February 10, 2020.

Description of Warrants	The Warrants will be exercisable beginning on the closing date and expire on the fifth anniversary of the closing date and have an initial exercise price per share equal to $ per share, subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock.

Description of Pre-Funded Warrants	Each Pre-Funded Warrant is exercisable at any time at the holder’s option into one share of Common Stock at an initial exercise price of $0.001 per share. Notwithstanding the foregoing, we shall not effect any exercise of a Pre-Funded Warrant, with certain exceptions, to the extent that, after giving effect to an attempted exercise, the holder of shares of such Pre-Funded Warrant (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our Common Stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any Pre-Funded Warrant, 9.99%) of the shares of our Common Stock then outstanding after giving effect to such exercise. For additional information, see “Description of Securities That We Are Offering — Pre-Funded Warrants” on page 48 of this prospectus.

Shares of Common Stock underlying the Warrants	5,769,231 shares.

Common Stock outstanding before this offering (1)	13,367,172 shares of Common Stock as of February 10, 2020.

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Common Stock to be outstanding after this offering (1)	21,059,480 shares of Common Stock, based on an assumed public offering price $1.04 for each Class A Unit, which is the last reported closing price of our Common Stock on Nasdaq on February 10, 2020 (assuming the sale of 7,692,308 shares of Common Stock, no sale of any Pre-Funded Warrants, no exercise of any of the Pre-Funded Warrants or Warrants issued in this offering, and no exercise of the underwriters’ over-allotment option).

Over-allotment option

We have granted the representative an option to purchase 1,153,846 additional shares of Common Stock (15% of the shares of Common Stock (including shares of Common Stock underlying the Pre-Funded Warrants) sold in the offering) and/or Warrants to purchase 865,385 shares of Common Stock (equal to 15% of the number of shares of Common Stock underlying the Warrants in the offering) at the assumed public offering price per share of Common Stock and the assumed public offering price per Warrant set forth on the cover page hereto less the underwriting discounts and commission. This option is exercisable, in whole or in part, for a period of 45 days from the date of this prospectus.

Use of proceeds	We intend to use the net proceeds of this offering for the repayment of debt as well as for general corporate purposes, including for continued investments in our commercialization efforts. See “Use of Proceeds” herein.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section on page 12 of this prospectus for a discussion of factors to consider before deciding to invest in the units.

Nasdaq symbol	DGLY.

No Listing of Units	We do not intend to apply for listing of the Class A Units or the Class B Units on any securities exchange or trading system.

No listing of Warrants	We do not intend to apply for listing of the Warrants on any securities exchange or trading system.

No listing of Pre-Funded Warrants	We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or trading system.

(1)	The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 13,367,172 outstanding as of February 10, 2020, and includes or excludes the following as of such date:

●	excludes 589,125 shares of our Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $3.74 per share as of February 10, 2020;

●	includes 770,000 shares of our Common Stock subject to forfeiture pursuant to outstanding non-vested Restricted Stock grants as of February 10, 2020;

●	excludes 99,136 shares of our Common Stock as of February 10, 2020 reserved for future issuance pursuant to our existing stock incentive plans;

●	excludes 4,860,323 shares of our Common Stock issuable upon exercise of warrants outstanding as of February 10, 2020 having a weighted average exercise price of $5.12 per share;

●	excludes the issuance of up to 541,284 shares of our Common Stock issuable from time to time upon conversion of $757,797 principal balance as of February 10, 2020 of outstanding 8% Senior Secured Convertible Promissory Notes issued on August 5, 2019; and

●	excludes 63,518 shares of our Common Stock held as treasury stock as of February 10, 2020.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference into this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus. Any of the risks and uncertainties set forth in this prospectus, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities. As a result, you could lose all or part of your investment.

Risks Related to this Offering of Securities

Our insiders and affiliated parties beneficially own a significant portion of our Common Stock.

As of the date of this prospectus, our executive officers, directors, and affiliated parties beneficially own approximately 21.2% of our Common Stock, including options vested or to vest within sixty (60) days. As a result, our executive officers, directors and affiliated parties will have significant influence to:

●	elect or defeat the election of our directors;

●	amend or prevent amendment of our articles of incorporation or bylaws;

●	effect or prevent a merger, sale of assets, change of control or other corporate transaction; and

●	affect the outcome of any other matter submitted to the stockholders for vote.

In addition, any sale of a significant amount of our Common Stock held by our directors and executive officers, or the possibility of such sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing any gains from our Common Stock. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders. Accordingly, these stockholders could cause us to enter into transactions or agreements that we would not otherwise consider.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in the share price of our Common Stock. You may be unable to sell any shares of Common Stock that you hold at or above your purchase price, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that the share price of our Common Stock will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in the share price of our Common Stock is attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our shares of share price of our Common Stock could, for example, decline precipitously in the event that a large number of shares of our Common Stock is sold on the market without commensurate demand. Secondly, an investment in our securities is a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of share price of our Common Stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

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The sale or availability for sale of shares of our Common Stock issuable upon exercise of the Pre-Funded Warrants or upon exercise of the Warrants may depress the price of our Common Stock and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that the purchasers of the Pre-Funded Warrant or the Warrants issued in connection with this offering sell shares of our Common Stock issued upon exercise of the Pre-Funded Warrants or upon exercise of the Warrants, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of our Common Stock, which could further contribute to any decline in the price of our Common Stock. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. In a short sale, a prospective seller borrows shares from a stockholder or broker and sells the borrowed shares. The prospective seller hopes that the share price will decline, at which time the seller can purchase shares at a lower price for delivery back to the lender. The seller profits when the share price declines because it is purchasing shares at a price lower than the sale price of the borrowed shares. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares of our Common Stock being sold, which could further contribute to any decline in the market price of our Common Stock.

In the event that the mandatory prepayment provision under our 8% Senior Secured Convertible Promissory Notes due August 4, 2020 (each, a “Note,” and, collectively, the “Notes”) is triggered, servicing such debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to make payments on our debt, and such prepayment, if triggered, may adversely affect our financial condition and operating results.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors that may be beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the Notes. In addition, any of our future debt agreements may contain restrictive covenants that may prohibit us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our debt.

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Stock.

Our Common Stock is currently listed on The Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

In the event that our Common Stock is delisted from The Nasdaq Capital Market and is not eligible for quotation on another market or exchange, trading of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange. On July 11, 2019, the Company was officially notified by The Nasdaq Stock Market LLC (“Nasdaq”) that, for the previous 30 consecutive business days, the minimum Market Value of Listed Securities (the “MVLS”) for our Common Stock was below the $35 million minimum MVLS requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we had 180 calendar days, or until January 7, 2020, to regain compliance with the MVLS Rule. To regain compliance with the MVLS Rule, the minimum MVLS for our Common Stock must have been at least $35 million for a minimum of 10 consecutive business days at any time during this 180-day period. If we failed to regain compliance with such rule by January 7, 2020, we may be delisted from The Nasdaq Capital Market. In the event of such notification, the Nasdaq rules permit us an opportunity to appeal Nasdaq’s determination. In the event we are delisted from The Nasdaq Capital Market, our Common Stock may lose liquidity, increase volatility, and lose market maker support.

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On January 8, 2020, we received a determination letter (the “Letter”) from the staff (the “Staff”) of Nasdaq stating that the Company has not regained compliance with the MVLS Standard, since our Common Stock was below the $35 million minimum MVLS requirement for continued listing on The Nasdaq Capital Market under the MLVS Rule and had not been at least $35 million for a minimum of 10 consecutive business days at any time during the 180-day grace period granted to the Company. Pursuant to the Letter, unless the Company requests a hearing to appeal this determination by 4:00 p.m. Eastern Time on January 15, 2020, the Company’s Common Stock will be delisted from The Nasdaq Capital Market, trading of the Company’s Common Stock will be suspended at the opening of business on January 17, 2020, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on The Nasdaq Capital Market.

On January 13, 2020, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Letter and the Staff of Nasdaq notified the Company that a hearing is scheduled for February 20, 2020 at 11:00 a.m. Eastern Time. The Company was asked to provide the Panel with a plan to regain compliance with the minimum MLVS requirement under the MLVS Rule, which needed to include a discussion of the events that the Company believes will enable it to timely regain compliance with the minimum MLVS requirement. On January, 21, 2020, the Company submitted a compliance plan that it believes will be sufficient to permit the Company to regain compliance with the minimum MLVS requirement. Indeed, the Company anticipates that it may regain compliance with the MLVS Rule prior to such hearing.

While the appeal process is pending, the suspension of trading of the Company’s Common Stock is stayed, and the Company’s Common Stock will continue to trade on The Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision.

There can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on The Nasdaq Capital Market. However, in the event that this offering is successful and the Company is able to raise all of the proceeds associated with this offering, the Company expects that it will be in compliance with Nasdaq Listing Rule 5550(b)(1), which is the minimum stockholders’ equity standard for continued listing, which requires that companies listed on the Nasdaq Capital Market maintain a minimum of $2,500,000 in stockholder’s equity. In such event, the Company will be in compliance with Nasdaq’s continued listing standards, as required under Nasdaq Listing Rule 5550(b). However, there can be no assurance that this offering will be successful and that the Company will be able to raise adequate proceeds to enable it to regain compliance with Nasdaq’s continued listing standards. If the Company’s Common Stock ceases to be listed for trading on The Nasdaq Capital Market, the Company would expect that its Common Stock would be traded on one of the three tiered marketplaces of the OTC Markets Group.

In the event that our Common Stock is delisted from The Nasdaq Capital Market, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate a “penny stock” that restricts transactions involving stock which is deemed to be a penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or traded on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to any “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

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You should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

If and when a larger trading market for our Common Stock develops, the market price of our Common Stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us or in the open market; and

●	changes in the market valuations of other comparable companies.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of Common Stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

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Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carry-forwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership, including as a result of the completion of this offering when it is taken together with other transactions we may consummate in the succeeding three-year period. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards to offset U.S. federal taxable income may be subject to limitations, which potentially could result in increased future tax liability to us.

We do not anticipate paying dividends on our Common Stock in the foreseeable future; you should not buy our securities if you expect dividends.

The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors (the “Board of Directors”) may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

Exercise of options or warrants or conversion of other convertible securities may have a dilutive effect on your percentage ownership of Common Stock, including shares of Common Stock issued upon exercise of the Pre-Funded Warrants, as applicable, and may result in a dilution of your voting power and an increase in the number of shares of Common Stock eligible for future resale in the public market, which may negatively impact the trading price of our shares of Common Stock.

The exercise or conversion of some or all of our outstanding warrants or convertible securities could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing common stockholders and in a significant dilution of voting rights and earnings per share.

As of February 10, 2020, we have warrants outstanding to purchase 4,860,323 shares of Common Stock. The warrants have a weighted average exercise price of $5.12 and a weighted average years to maturity of approximately 2.6 years. In addition, we have options to purchase 589,125 shares of our Common Stock outstanding and exercisable at an average price of $3.74 per share.

In addition to the dilutive effects described above, the exercise of those securities would lead to an increase in the number of shares of Common Stock eligible for resale in the public market. Sales of substantial numbers of such shares of Common Stock in the public market could adversely affect the market price of our shares of Common Stock. Substantial dilution and/or a substantial increase in the number of shares of Common Stock available for future resale may negatively impact the trading price of our shares of Common Stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the Common Stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of Common Stock.

We may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution to our stockholders. We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of Common Stock.

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Our charter documents and Nevada law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our Common Stock.

Provisions of Nevada anti-takeover law (NRS 78.378 et seq.) could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders. Various provisions of our by-laws may delay, defer or prevent a tender offer or takeover attempt of us that a stockholder might consider in his or her best interest. Our by-laws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our Board of Directors shall have the power to adopt, amend or repeal the bylaws by a vote of not less than a majority of our directors. The interests of these stockholders and directors may not be consistent with your interests, and they may make changes to the by-laws that are not in line with your concerns.

Subject to applicable Nasdaq rules regarding the issuance of 20% or more of our Common Stock, our authorized but unissued shares of Common Stock are available for our Board or Directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, however, faced with an attempt to obtain control of us by means of a proxy context, tender offer, merger or other transaction our Board of Directors acting alone and without approval of our stockholders can issue large amounts of capital stock as part of a defense to a take-over challenge.

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, our Common Stock price and trading volume could decline.

The trading market for our shares of Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our Common Stock price or trading volume to decline.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

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We may not be able to maintain an active, liquid trading market for our Common Stock, which may cause our Common Stock to trade at a discount and make it difficult for you to sell the Common Stock you hold.

Our Common Stock is currently listed on Nasdaq. However, there can be no assurance that we will be able to maintain an active market for our Common Stock either now or in the future. If an active and liquid trading market cannot be sustained, you may have difficulty selling any of our Common Stock that you hold. The market price of our Common Stock may decline below the applicable public offering price you paid in this offering, and you may not be able to sell your shares of our Common Stock at or above the price you paid, or at all.

Risks Relating to this Offering

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, our management may use the net proceeds in ways with which you disagree or which may not prove effective.

We currently intend to use the net proceeds from this offering as discussed under “Use of Proceeds” in this prospectus. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

If you purchase Units in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your investment.

The assumed public offering price of the Units will be substantially higher than the as adjusted net tangible book value per share of our Common Stock outstanding immediately following the completion of this offering. Therefore, if you purchase shares of Common Stock in this offering at an assumed public offering price of $1.04 per share, the last reported closing price of our Common Stock on February 10, 2020, you will experience immediate and substantial dilution of $0.86 per share, or approximately 82.7% of the public offering price of such shares, which is the difference between the price per share you pay for our Common Stock and our as adjusted net tangible book value per share as of September 30, 2019, after giving effect to the issuance of shares of Common Stock in this offering. This dilution is due in large part to the fact that our earlier investors paid substantially less than the public offering price when they purchased shares of Common Stock. In addition, purchasers of the shares of Common Stock in this offering will have contributed approximately 8.8% of the aggregate price paid by all purchasers of our Common Stock and will own approximately 38.9% of our Common Stock outstanding after this offering, based on an assumed public offering of $1.04 per Unit. See “Dilution.”

As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of a liquidation of our Company.

The Pre-Funded Warrant and the Warrants are unlisted securities and there is no public market for them.

There is no established public trading market for the Pre-Funded Warrants or the Warrants, and we do not expect a market to develop. In addition, neither the Pre-Funded Warrants nor the Warrants are listed, and we do not intend to apply for listing of the Pre-Funded Warrants or the Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Pre-Funded Warrants and the Warrants is limited, and investors may be unable to liquidate their investments in the Pre-Funded Warrants or the Warrants.

The value of our Pre-Funded Warrants is directly tied to the value of our Common Stock, and any change in the value of our Common Stock will be reflected in the value of our Pre-Funded Warrants.

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. As a result, because each Pre-Funded Warrant is initially exercisable into one share of our Common Stock at an exercise price of $0.001 per share, subject to certain adjustments and beneficial ownership limitations, we expect the value of the Pre-Funded Warrants to have a value directly tied to the value of our Common Stock. Accordingly, any change in the trading price of our Common stock will be reflected in the value of our Pre-Funded Warrants, and the price of our Common Stock may be volatile as described above.

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The Warrants may not have any value.

The Warrants will be exercisable for five years from the closing date at an initial exercise price of $     per share. In the event that the price of a share of our Common Stock does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

The Pre-Funded Warrants and the Warrants do not entitle the holder to any rights as common stockholders until the holder exercises such Pre-Funded Warrant or Warrant for shares of our Common Stock.

Until you acquire shares of our Common Stock upon exercise of your Pre-Funded Warrants or Warrants, such Pre-Funded Warrants and Warrants will not provide you any rights as a common stockholder, except as set forth in the Pre-Funded Warrants and the Warrants. Upon exercise of any Pre-Funded Warrants or Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

Purchasers in this offering may experience additional dilution of their investment in the future.

Subject to lock-up provisions described under “Underwriting,” we are generally not restricted from issuing additional securities, including shares of Common Stock, securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or substantially similar securities. The issuance of securities may cause further dilution to our stockholders, including investors in this offering. In order to raise additional capital, such securities may be at prices that are not the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase securities in this offering. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering. The exercise of outstanding stock options or warrants and the vesting of outstanding restricted stock units may also result in further dilution of your investment.

Risks Related to our Business

We have incurred losses in recent years.

We have had net losses for several years and had an accumulated deficit of $83,961,635 at September 30, 2019, which includes our net losses of $2,985,825 for the three months ended September 30, 2019, as compared to $4,665,580 for the three months ended September 30, 2018. We have implemented several initiatives intended to improve our revenues and reduce our operating costs with a goal of restoring profitability. If we are unsuccessful in this regard, it will have a material adverse impact on our business, prospects, operating results and financial condition.

We do not have any revolving credit facilities and it may be difficult for us to enter into one.

We have no revolving credit facility to fund our operating needs should it become necessary. It will be difficult to obtain an institutional line of credit facility given our recent operating losses and the current banking environment, which may adversely affect our ability to finance our business, grow or be profitable. Further, even if we could obtain a new credit facility, in all likelihood it would not be on terms favorable to us.

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If we are unable to manage our current business activities, our prospects may be limited and our future profitability may be adversely affected.

We experienced a decline in our operating results from 2009 to 2019 and to date in 2020. Our revenues have been unpredictable, which poses significant burdens on us to be proactive in managing production, personnel levels and related costs. We will need to improve our revenues, operations, financial and other systems to manage our business effectively, and any failure to do so may lead to inefficiencies and redundancies which reduce our prospects to return to profitability.

There are risks related to dealing with domestic governmental entities as customers.

One of the principal target markets for our products is the law enforcement community. In this market, the sale of products will be subject to budget constraints of governmental agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Such governmental agencies have experienced budgetary pressures because of the recent recession and its impact on local sales, property and income taxes that provide funding for purchasing our products. These agencies also may experience political pressure that dictates the way they spend money. Thus, even if an agency wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

There are risks related to dealing with foreign governmental entities as customers.

We target the law enforcement community in foreign countries for the sale of many of our products. While foreign countries vary, generally the sale of our products will be subject to political and budgetary constraints of foreign governments and agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Some foreign governments are experiencing budgetary pressures because of various reasons specific to them and their impact on taxes and tariffs that in many cases provide funding for purchasing our products. Law enforcement agencies within these countries also may experience political pressure that dictates the way they spend money. Thus, even if a foreign country or its law enforcement agencies want to acquire our products, it may be unable to purchase them due to budgetary or political constraints. We cannot assure investors that such governmental agencies will have the necessary funds to purchase our products even though they may want to do so. Further, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

International law enforcement and other agencies that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from a few months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by foreign governments and agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and receive no revenue in return. In addition, we may be selected as the vendor of choice by these foreign customers but never receive the funding necessary to purchase our product due to political or economic reasons.

We are marketing our DVM-250, DVM-250 Plus event recorder and FirstVU HD products to commercial customers, which is a relatively new sales channel for us and we may experience problems in gaining acceptance.

The principal target commercial market for our event recorder products is commercial fleet operators, such as taxi cabs, limousine services, transit buses, ambulance services and a variety of delivery services. In addition, we are marketing our FirstVU HD to commercial customers. These are relatively new sales channels for us and we may experience difficulty gaining acceptance of our other products by the targeted customers. Our sales of such products will be subject to budget constraints of both the large and small prospective customers, which could result in a significant reduction in our anticipated revenues. Certain of such companies have experienced budgetary and financial pressures for various reasons specific to them or the industry in which they operate, which may negatively impact their ability to purchase our products. Thus, even if prospective customers want to acquire our products, they may be unable to do so because of such factors. Further, even if such companies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

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We are operating in a developing market and there is uncertainty as to market acceptance of our technology and products.

The markets for our new and enhanced products and technology are developing and rapidly evolving. They are characterized by an increasing number of market entrants who have developed or are developing a wide variety of products and technologies, a number of which offer certain of the features that our products offer. Because of these factors, demand and market acceptance for new products are subject to a high level of uncertainty. There can be no assurance that our technology and products will become widely accepted. It is also difficult to predict with any assurance the future growth rate, if any, and size of the market. If a substantial market fails to develop, develops more slowly than expected or becomes saturated with competitors or if our products do not achieve or continue to achieve market acceptance, our business, operating results and financial condition will be materially and adversely affected.

Our technology may also be marketed and licensed to device manufacturers for inclusion in the products and equipment they market and sell as an embedded solution. As with other new products and technologies designed to enhance or replace existing products or technologies or change product designs, these potential partners may be reluctant to integrate our digital video recording technology into their systems unless the technology and products are proven to be both reliable and available at a competitive price. Even assuming product acceptance, our potential partners may be required to redesign their systems to effectively use our digital video recording technology. The time and costs necessary for such redesign could delay or prevent market acceptance of our technology and products. A lack of, or delay in, market acceptance of our digital video recording technology and products would adversely affect our operations. There can be no assurance that we will be able to market our technology and products successfully or that any of our technology or products will be accepted in the marketplace.

We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

Generally, law enforcement and other agencies and commercial fleet and mass transit operators that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from several months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and have received no revenue in return.

Our market is characterized by new products and rapid technological change.

The market for our products is characterized by rapidly changing technology and frequent new product introductions. Our future success will depend in part on our ability to enhance our existing technologies and products and to introduce new products and technologies to meet changing customer requirements. We are currently devoting, and intend to continue to devote, significant resources toward the development of new digital video recording technology and products both as stand-alone products and embedded solutions in third party products and systems. There can be no assurance that we will successfully complete the development of these technologies and related products in a timely fashion or that our current or future products will satisfy the needs of the digital video recording market. There can also be no assurance that digital video recording products and technologies developed by others will not adversely affect our competitive position or render our products or technologies non-competitive or obsolete.

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We depend on sales from our in-car video products and body-worn cameras and if these products become obsolete or not widely accepted, our growth prospects will be diminished.

We derived our revenues in 2018, 2019 and to date in 2020 predominantly from sales of our in-car video systems, including the DVM-800, our largest selling product, and the FirstVU HD body-worn camera, our second largest selling product. We expect to continue to depend on sales of these products during 2020, although we do expect our newly launched EVO-HD in-car system to gain traction in 2020. A decrease in the prices of, or the demand for our in-car video products, or the failure to achieve broad market acceptance of our new product offerings, would significantly harm our growth prospects, operating results and financial condition.

We substantially depend on our research and development activities to design new products and upgrades to existing products and if these products are not widely accepted, or we encounter difficulties and delays in launching these new products, our growth prospects will be diminished.

We have a number of active research and development projects underway that are intended to launch new products or upgrades to existing products. We may incur substantial costs and/or delays in completion of these activities that may not result in viable products or may not be received well by our potential customers. We incurred $517,010 and $323,981 in research and development expenses during the three months ended September 30, 2019 and 2018, respectively, which represent a substantial expense in relation to our total revenues and net losses. If we are unsuccessful in bringing these products from the engineering prototype phase to commercial production, we could incur additional expenses (in addition to those already spent) without receiving revenues from the new products. Also, these new products may fail to achieve broad market acceptance and may not generate revenue to cover expenses incurred to design, develop, produce and market the new product offerings. Substantial delays in the launch of one or more products could negatively impact our revenues and increase our costs, which could significantly harm our growth prospects, operating results and financial condition.

If we are unable to compete in our market, you may lose all or part of your investment.

The law enforcement and security surveillance markets are extremely competitive. Competitive factors in these industries include ease of use, quality, portability, versatility, reliability, accuracy and cost. There are companies with direct competitive technology and products in the law enforcement and surveillance markets for all our products and those we have in development. Many of these competitors have significant advantages over us, including greater financial, technical, marketing and manufacturing resources, more extensive distribution channels, larger customer bases and faster response times to adapt new or emerging technologies and changes in customer requirements. Our primary competitors include L-3 Mobile-Vision, Inc., Coban Technologies, Inc., WatchGuard, Kustom Signals, Panasonic System Communications Company, International Police Technologies, Inc. and a number of other competitors who sell or may in the future sell in-car video systems to law enforcement agencies. Our primary competitors in the body-worn camera market include Axon, Reveal Media and WatchGuard. We face similar and intense competitive factors for our event recorders in the mass transit markets as we do in the law enforcement and security surveillance markets. We will also compete with any company making surveillance devices for commercial use. Many of our competitors have greater financial, technical marketing, and manufacturing resources than we do. Our primary competitors in the commercial fleet sector include Lytx, Inc. (previously DriveCam, Inc.) and SmartDrive Systems.

There can be no assurance that we will be able to compete successfully in these markets. Further, there can be no assurance that new and existing companies will not enter the law enforcement and security surveillance markets in the future.

Although we believe that our products will be distinguishable from those of our competitors based on their technological features and functionality at an attractive value proposition, there can be no assurance that we will be able to penetrate any of our anticipated competitors’ portions of the market. Many of our anticipated competitors may have existing relationships with equipment or device manufacturers that may impede our ability to market our technology to those potential customers and build market share. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressures will not have a material adverse effect on our business, operating results and financial condition. If we are not successful in competing against our current and future competitors, you could lose your entire investment. See “Prospectus Summary” for additional information.

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Defects in our products could impair our ability to sell our products or could result in litigation and other significant costs.

Any significant defects in our products may result in, among other things, delay in time-to-market, loss of market acceptance and sales of our products, diversion of development resources, and injury to our reputation, or increased warranty costs. Because our products are technologically complex, they may contain defects that cannot be detected prior to shipment. These defects could harm our reputation and impair our ability to sell our products. The costs we may incur in correcting any product defects may be substantial and could decrease our profit margins. In 2018 and 2017, we had certain product quality issues with the DVM-800 and FirstVU HD, which adversely affected our revenues and operating results.

In addition, errors, defects or other performance problems could result in financial or other damages to our customers, which could result in litigation. Product liability litigation, even if we prevail, would be time consuming and costly to defend. Our product liability insurance may not be adequate to cover claims. Our product liability insurance coverage per occurrence is $1,000,000, with a $2,000,000 aggregate for our general business liability coverage and an additional $1,000,000 per occurrence. Our excess or umbrella liability coverage per occurrence and in aggregate is $5,000,000.

Product defects can be caused by design errors, programming bugs, or defects in component parts or raw materials. This is common to every product manufactured which is based on modern electronic and computer technology. Because of the extreme complexity of digital in-car video systems, one of the key concerns is operating software robustness. Some of the software modules are provided to us by outside vendors under license agreements, while other portions are developed by our own software engineers. As with any software-dependent product, “bugs” can occur, even with rigorous testing before release of the product. The software included in our digital video rear view mirror products is designed to be “field upgradeable” so that changes or fixes can be made by the end user by downloading new software through the internet. We intend to incorporate this technology into any future products as well, providing a quick resolution to potential software issues that may arise over time.

As with all electronic devices, hardware issues can arise from many sources. The component electronic parts that we utilize come from many sources around the world. We attempt to mitigate the possibility of shipping defective products by fully testing sub-assemblies and thoroughly testing assembled units before they are shipped out to our customers. Because of the nature and complexity of some of the electronic components used, such as microprocessor chips, memory systems, and zoom video camera modules, it is not technically or financially realistic to attempt to test every single aspect of every single component and their potential interactions. By using components from reputable and reliable sources, and by using professional engineering, assembly, and testing methods, we seek to limit the possibility of defects slipping through. In addition to internal testing, we now have thousands of units in the hands of law enforcement departments and in use every day. Over the past years of field use, we have addressed a number of subtle issues and made refinements requested by the end-user.

We are dependent on key personnel.

Our success will be largely dependent upon the efforts of our executive officers, Stanton E. Ross and Thomas J. Heckman. We do not have employment agreements with Messrs. Ross or Heckman, although we entered into retention agreements with such officers on December 23, 2008, which were amended in April 2018. The loss of the services of either of these individuals could have a material adverse effect on our business and prospects. There can be no assurance that we will be able to retain the services of such individuals in the future. We have not obtained key-man life insurance policies on these individuals. We are also dependent to a substantial degree on our technical, research and development staff. Our success will be dependent upon our ability to hire and retain additional qualified technical, research, management, marketing and financial personnel. We will compete with other companies with greater financial and other resources for such personnel. Although we have not had trouble in attracting qualified personnel to date, there can be no assurance that we will be able to retain our present personnel or acquire additional qualified personnel as and when needed.

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We are dependent on manufacturers and suppliers.

We purchase, and intend to continue to purchase, substantially all the components for our products and some entire products, from a limited number of manufacturers and suppliers, most of whom are located outside the United States. Our internal process is principally to assemble the various components and subassemblies manufactured by our suppliers and test the assembled product prior to shipping to our customers. We do not intend to directly manufacture any of the equipment or parts to be used in our products. Our reliance upon outside manufacturers and suppliers, including foreign suppliers, is expected to continue, increase in scope and involves several risks, including limited control over the availability of components, and products themselves and related delivery schedules, pricing and product quality. We may be subject to political and social risks associated with specific regions of the world including those that may be subject to changes in tariffs that may have substantial effects on our product costs and supply chain reliability and availability. We may experience delays, additional expenses and lost sales if we are required to locate and qualify alternative manufacturers and suppliers.

A few of the semiconductor chip components for our products are produced by a very small number of specialized manufacturers. Currently, we purchase one essential semiconductor chip from a single manufacturer who currently sources such chipsets from the Philippines, China, Taiwan and South Korea, among other countries. While we believe that there are alternative sources of supply, if, for any reason, we are precluded from obtaining such a semiconductor chip from this manufacturer, we may experience long delays in product delivery due to the difficulty and complexity involved in producing the required component and we may also be required to pay higher costs for our components.

While we do the final assembly, testing, packaging, and shipment of certain of our products in-house, a number of our component parts are manufactured by subcontractors. These subcontractors include: raw circuit board manufacturers; circuit board assembly houses; injection plastic molders; metal parts fabricators; and other custom component providers. While we are dependent upon these subcontractors to the extent that they are producing custom subassemblies and components necessary for manufacturing our products, we still own the designs and intellectual property involved. This means that the failure of any one contractor to perform may cause delays in production. However, we can mitigate potential interruptions by maintaining “buffer stocks” of critical parts and subassemblies and by using multiple sources for critical components. We also can move our subcontracting to alternate providers. Being forced to use a different subcontractor could cause production interruptions ranging from negligible, such as a few weeks, to very costly, such as four to six months. Further, the failure of a foreign manufacturer to deliver products to us timely, in sufficient quantities and with the requisite quality would have a material adverse impact on our business, operations and financial condition.

The only components that would require a complete redesign of our digital video electronics package are the chips manufactured by Texas Instruments Incorporated (“Texas Instruments”). While there are competitive products available, each chip has unique characteristics that would require extensive tailoring of product designs to use it. The Texas Instruments chip is the heart of our video processing system. If Texas Instruments became unwilling or unable to provide us with these chips, we would be forced to redesign our digital video encoder and decoder systems. Such a complete redesign could take substantial time (over six months) to complete. We attempt to mitigate the potential for interruption by maintaining continuous stocks of these chips to support several months’ worth of production. In addition, we regularly check on the end-of-life status of these parts to make sure that we will know well in advance of any decisions by Texas Instruments to discontinue these parts. There are other semiconductors that are integral to our product design and which could cause delays if discontinued, but not to the same scale as the Texas Instruments chips.

Although we have not historically had significant supply chain issues with these manufacturers, suppliers, and subcontractors, there can be no assurance that we will be able to retain our present relationships and should we lose these manufacturers, suppliers, and subcontractors, our business would be adversely affected.

We are uncertain of our ability to protect technology through patents.

Our ability to compete effectively will depend on our success in protecting our proprietary technology, both in the United States and abroad. We have filed for at least 37 patents for protection in the United States and certain other countries to cover certain design aspects of our products. We license the critical technology on which our products are based from Sasken-Ingenient, Inc. (“Sasken”) and Lead Technologies, Inc. (“Lead”) pursuant to license agreements. However, the technology licensed from Sasken and Lead is critical because it is the basis of our current product design. We may choose to use other video encoding and decoding technology in future products, thus lessening our dependence on our licenses with these companies.

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We have been issued at least 22 patents to date by the USPTO. In addition, we have at least 15 patent applications that are still under review by the U.S. Patent Office and, therefore, we have not yet been issued all the patents that we applied for in the United States. No assurance can be given that any patents relating to our existing technology will be issued from the United States or any foreign patent offices, that we will receive any patents in the future based on our continued development of our technology, or that our patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing our technologies.

If our patents were to be denied as filed, we would seek to obtain different patents for other parts of our technology. If our main patent, which relates to the placement of the in-car video system in a rear-view mirror, were to be challenged and denied, it could potentially allow our competitors to build very similar devices. Currently, this patent is not being challenged. However, we believe that very few of our competitors would be capable of this because of the level of technical sophistication and level of miniaturization required. Even if we obtain patents, there can be no assurance that they will be enforceable to prevent others from developing and marketing competitive products or methods. If we bring an infringement action relating to any future patents, it may require the diversion of substantial funds from our operations and may require management to expend efforts that might otherwise be devoted to our operations. Furthermore, there can be no assurance that we will be successful in enforcing our patent rights.

Further, if any patents are issued there can be no assurance that patent infringement claims in the United States or in other countries will not be asserted against us by a competitor or others, or if asserted, that we will be successful in defending against such claims. If one of our products is adjudged to infringe patents of others with the likely consequence of a damage award, we may be enjoined from using and selling such product or be required to obtain a royalty-bearing license, if available on acceptable terms. Alternatively, if a license is not offered, we might be required, if possible, to redesign those aspects of the product held to infringe to avoid infringement liability. Any redesign efforts we undertake might be expensive, could delay the introduction or the re-introduction of our products into certain markets, or may be so significant as to be impractical.

We are involved in litigation relating to our intellectual property.

We are subject to various legal proceedings arising from normal business operations. Although there can be no assurances, based on the information currently available, management believes that it is probable that the ultimate outcome of each of the actions will not have a material adverse effect on our consolidated financial statements. However, an adverse outcome in certain of the actions could have a material adverse effect on our financial results in the period in which it is recorded.

Axon Enterprises, Inc. (Formerly Taser International, Inc.). The Company owns U.S. Patent No. 9,253,452 (the “’452 Patent”), which generally covers the automatic activation and coordination of multiple recording devices in response to a triggering event, such as a law enforcement officer activating the light bar on the vehicle.

The Company filed suit on January 15, 2016 in the U.S. District Court for the District of Kansas (Case No: 2:16-cv-02032) against Axon, alleging willful patent infringement against Axon’s body camera product line and signal auto-activation product. The Company is seeking both monetary damages and a permanent injunction against Axon for infringement of the ’452 Patent.

In addition to the infringement claims, the Company brought claims alleging that Axon conspired to keep the Company out of the marketplace by engaging in improper, unethical and unfair competition. The amended lawsuit alleges that Axon bribed officials and otherwise conspired to secure no-bid contracts for its products in violation of both state law and federal antitrust law. The Company’s lawsuit also seeks monetary and injunctive relief, including treble damages, for these alleged violations.

Axon filed an answer, which denied the Company’s patent infringement allegations on April 1, 2016. In addition, Axon filed a motion to dismiss all such allegations in the complaint on March 4, 2016, for which the Company filed an amended complaint on March 18, 2016 to address certain technical deficiencies in the pleadings. The Company amended its complaint and Axon renewed its motion to seek dismissal of the allegations that it had bribed officials and otherwise conspired to secure no-bid contracts for its products in violation of both state law and federal antitrust law on April 1, 2016. Formal discovery commenced on April 12, 2016 with respect to the patent related claims. In January 2017, the District Court granted Axon’s motion to dismiss the portion of the lawsuit regarding claims that it had bribed officials and otherwise conspired to secure no-bid contracts for its products in violation of both state law and federal antitrust law. On May 2, 2018, the Federal Circuit Court affirmed the District Court’s ruling relative to the antitrust portion of the lawsuit and on October 1, 2018 the Supreme Court denied the Company’s petition for review.

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In December 2016 and January 2017, Axon filed two petitions for inter partes review (“IPR”) against the ’452 Patent. The USPTO rejected both of Axon’s petitions. Axon is now statutorily precluded from filing any more IPR petitions against the ’452 Patent.

The District Court litigation in Kansas was temporarily stayed following the filing of the petitions for IPR. However, on November 17, 2017, the Federal District Court of Kansas rejected Axon’s request to maintain the stay. With this significant ruling, the parties will now proceed towards trial. Since litigation has resumed, the Court has issued a claim construction order (also called a Markman Order) where it sided with the Company on all disputes and denied Axon’s attempts to limit the scope of the claims. Following the Markman Order, the Court set all remaining deadlines in the case. Fact discovery closed on October 8, 2018, and a Final Pretrial Conference took place on January 16, 2019. The parties filed motions for summary judgment on January 31, 2019, and the Court granted Axon’s motion for summary judgment in June 2019. The Company has appealed this decision with the Court of Appeals for the Federal Circuit. The Company filed its Opening Appeal Brief on August 26, 2019 and Axon filed its Responsive Brief on November 6, 2019. The Company filed its Reply Brief responding to Axon on November 27, 2019. The Company expects oral arguments to occur in April 2020 and a decision later in the second or third quarter 2020.

Enforcement Video, LLC d/b/a WatchGuard Video. On May 27, 2016, the Company filed suit against WatchGuard, in the U.S. District Court for the District of Kansas (Case No. 2:16-cv-02349-JTM-JPO) alleging patent infringement based on WatchGuard’s VISTA Wifi and 4RE In-Car product lines.

The USPTO has granted multiple patents to the Company with claims covering numerous features, such as automatically activating all deployed cameras in response to the activation of just one camera. Additionally, the Company’s patent claims cover automatic coordination as well as digital synchronization between multiple recording devices. The Company also has patent coverage directed to the coordination between a multi-camera system and an officer’s smartphone, which allows an officer to more readily assess an event on the scene while an event is taking place or immediately after it has occurred.

The Company’s lawsuit alleged that WatchGuard incorporated this patented technology into its VISTA Wifi and 4RE In-Car product lines without the Company’s permission. Specifically, the Company accused WatchGuard of infringing three patents: the U.S. Patent No. 8,781,292 (the “’292 Patent”, the ’452 Patent and U.S. Patent No. 9,325,950 (the “’950 Patent”). The Company aggressively challenged WatchGuard’s infringing conduct, seeking both monetary damages, as well as seeking a permanent injunction preventing WatchGuard from continuing to sell its VISTA Wifi and 4RE In-Car product lines using the Company’s own technology to compete against it. On May 8, 2017, WatchGuard filed a petition seeking IPR of the ’950 Patent. The Company opposed that petition and on December 4, 2017, The Patent Trial and Appeal Board (“PTAB”) rejected WatchGuard’s request to institute an IPR on the ’950 Patent. The lawsuit also involved the ’292 Patent and the ’452 Patent, the ’452 Patent being the same patent involved in the Company’s claims asserted against Axon. The ’292 Patent previously was subject to the IPR process with the USPTO, but in June 2018, the USPTO rejected Axon’s arguments and did not invalidate the ’292 Patent. WatchGuard had previously agreed to be bound by Axon’s IPRs and, as such, WatchGuard is now statutorily barred from any further IPR challenges with respect to the ’950 Patent, ’452 Patent, and ’292 Patent. Since the defeat of Axon’s ’292 Patent IPR, the Court has lifted the stay and set a schedule which had moved the case towards trial. On May 13, 2019, the parties resolved the dispute and executed a settlement agreement in the form of a Release and License Agreement. The litigation has been dismissed as a result of this settlement.

The resolution of the dispute centers includes the following key terms:

●	WatchGuard will pay the Company a one-time, lump sum settlement payment of $6 million.
●	The Company has granted WatchGuard a perpetual covenant not to sue if WatchGuard’s products incorporate agreed-upon modified recording functionality.

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●	The Company has also granted WatchGuard a license to the ’292 Patent and the ’452 Patent (and related patents, now existing and yet-to-issue) through December 31, 2023. The parties have agreed to negotiate in good faith to attempt to resolve any alleged infringement that occurs after the license period expires.
●	The parties have further agreed to release each other from all claims or liabilities pre-existing the settlement.
●	As part of the settlement, the parties agreed that WatchGuard is making no admission that it has infringed any of the Company’s patents.

PGA Tour, Inc. On January 22, 2019 the PGA Tour, Inc. (the “PGA”) filed suit against the Company in the Federal District Court for the District of Kansas (Case No. 2:19-cv-0033-CM-KGG) alleging breach of contract and breach of implied covenant of good faith and fair dealing relating to the Web.com Tour Title Sponsor Agreement (the “Agreement”). The contract was executed on April 16, 2015 by and between the parties. Under the Agreement, the Company would be a title sponsor of and receive certain naming and other rights and benefits associated with the Web.com Tour for 2015 through 2019 in exchange for the Company’s payment to the PGA of annual sponsorship fees.

The suit has been resolved and the case has been dismissed with prejudice on April 17, 2019.

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The Company is also involved as a plaintiff and defendant in ordinary, routine litigation and administrative proceedings incidental to its business from time to time, including customer collections, vendor and employment-related matters. The Company believes the likely outcome of any other pending cases and proceedings will not be material to its business or its financial condition.

We are uncertain of our ability to protect our proprietary technology and information.

In addition to seeking patent protection, we rely on trade secrets, know-how and continuing technological advancement to seek to achieve and thereafter maintain a competitive advantage. Although we have entered into or intend to enter into confidentiality and invention agreements with our employees, consultants and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Foreign currency fluctuations may affect our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in our product pricing for potential international customers. These changes in foreign end-user costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively affect the financial condition of some existing or potential foreign customers and reduce or eliminate their future orders of our products. We also import selected components which are used in the manufacturing of some of our products. Although our purchase orders are in the United States dollar, weakness in the United States dollar could lead to price increases for the components.

Risks related to our license arrangements.

We have licensing agreements with Sasken and Lead regarding certain software used as the platform for the proprietary software we have developed for use in our products. These licensing agreements have specified terms and are renewable on an annual basis unless both parties determine not to renew them and provided the parties are in compliance with the agreements. If we fail to make the payments under these licenses or if these licenses are not renewed for any reason, it would cause us significant time and expense to redevelop our software on a different software platform, which would have a material adverse effect on our business, operating results and financial condition.

Our revenues and operating results may fluctuate unexpectedly from quarter to quarter, which may cause our stock price to decline.

Our revenues and operating results have varied significantly in the past and may continue to fluctuate significantly in the future due to various factors that are both in and outside our control. Thus, we believe that period-to-period comparisons of our operating results may not be meaningful in the short-term, and our performance in a particular period may not be indicative of our performance in any future period.

We are a party to several lawsuits both as a plaintiff and as a defendant in which we may ultimately not prevail, resulting in losses and which may cause our stock price to decline.

We are involved as a plaintiff and defendant in routine litigation and administrative proceedings incidental to our business from time to time, including customer collections, vendor and employment-related matters. See “Prospectus Summary” for additional information. We believe that the likely outcome of any other pending cases and proceedings will not be material to our business or financial condition. However, there can be no assurance that we will prevail in the litigation or proceedings or that we may not have to pay damages or other awards to the other party.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Investors should review our subsequent reports filed with the SEC described in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered by this prospectus in this offering will be approximately $7,320,000 (or $8,436,000 if the underwriters fully exercise their over-allotment option) after deducting commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for the repayment of debt as well as for general corporate purposes, including for continued investments in our commercialization efforts. We plan to use the proceeds of this offering, net of expenses, to repay an aggregate of approximately $1,276,797 to holders of (i) outstanding convertible notes issued in August 2019, which notes mature on August 4, 2020 and accrue interest on the aggregate unconverted and then outstanding principal amount at a rate of 8% per annum, 12 months of which is guaranteed, (ii) a short-term promissory note issued on February 5, 2020, which matures on April 17, 2020 and accrues interest at a rate of 6% per annum and (iii) two short-term promissory notes issued in December 2019 and January 2020, which mature in March 2020 and April 2020, respectively, and each accrue interest at a rate of 8% per annum. The proceeds received in connection with such indebtedness was used for our general working capital purposes and to pay for the expenses of the August 2019 offering. We may also use a portion of the net proceeds for the acquisitions of businesses, products, technologies or licenses that are complementary to our business, although we have no present commitments or agreements to do so.

The allocation of the net proceeds of the offering set forth above represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.

The amounts and timing of our actual expenditures may vary significantly and will depend on numerous factors, including market conditions, cash generated or used by our operations, business developments and opportunities that may arise and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used include:

●	the existence of other opportunities or the need to take advantage of changes in timing of our existing activities;

●	the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and/or

●	if strategic opportunities present themselves (including acquisitions, joint ventures, licensing and other similar transactions).

From time to time, we evaluate these factors and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Pending the application of the net proceeds as described above, we will hold the net proceeds from this offering in short-term, interest-bearing, securities.

We believe that the net proceeds of this offering, together with cash on hand, will be sufficient to fund our operations through 2020, and we believe that we will need to raise additional capital to fund our operations thereafter if warrant exercises for cash do not materialize. Additional capital may not be available on terms favorable to us, or at all. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Debt financing, if available, may involve restrictive covenants or additional security interests in our assets. Any additional debt or equity financing that we complete may contain terms that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or products or grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to delay, reduce the scope of, or eliminate some or all of, our development programs or liquidate some or all of our assets.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock trades on Nasdaq under the symbol “DGLY.”

Holders

There were approximately 178 record holders of our Common Stock at February 10, 2020. The number of registered stockholders excludes any beneficial owners of Common Stock held in street name.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. We intend to retain any future earnings and do not expect to pay any cash dividends in the foreseeable future.

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CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of September 30, 2019 and on an adjusted basis to give effect to the sale of the securities offered hereby and the use of proceeds, as described in the section entitled “Use of Proceeds.”

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which is incorporated by reference in this prospectus. The information below has also been provided on an as adjusted basis to give further effect to this current offering.

The as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	As of September 30, 2019
	Actual	As Adjusted
Cash and cash equivalents	$1,272,935	$7,316,138
Long and short-term promissory notes payable	$1,606,305	$329,508

Stockholders’ equity:

Common stock, par value $0.001 per share; 50,000,000 shares authorized, 12,079,095 and 19,771,403 shares issued and outstanding – actual as of September 30, 2019 and as adjusted	12,079	19,771
Additional paid-in capital	82,748,400	90,060,708
Treasury stock, 63,518 shares at cost	(2,157,226)	(2,157,226)
Accumulated deficit	(83,961,635)	(83,961,635)
Total stockholders’ equity/deficit	$(3,358,382)	$3,961,618

The as adjusted column above reflects our sale of all Class A Units in this offering at an assumed public offering price of $1.04, resulting in gross proceeds of $8,000,000 and net proceeds of $7,320,000, reflecting the repayment of $1,276,797 of debt, assuming no exercise of the underwriters’ over-allotment option and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The as adjusted column assumes the application of the net proceeds as described in the Use of Proceeds section. The above discussion and table are based on 12,079,095 shares of Common Stock outstanding as of September 30, 2019 and includes or excludes the following:

●

includes the issuance of 7,692,308 Class A Units in this offering at a public offering price of $1.04, consisting of 7,692,308 shares of Common Stock and Warrants to purchase 5,769,231 shares of Common Stock, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us;

●	excludes the sale of any Class B Units in this offering;

●	excludes 589,125 shares of our Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $3.74 per share as of September 30, 2019;

●	includes 891,100 shares of our Common Stock subject to forfeiture pursuant to outstanding non-vested Restricted Stock grants as of September 30, 2019;

●	excludes 629,186 shares of our Common Stock as of September 30, 2019 reserved for future issuance pursuant to our existing stock incentive plans;

●	excludes 4,717,573 shares of our Common Stock issuable upon exercise of warrants outstanding as of September 30, 2019 having a weighted average exercise price of $5.23 per share;

●	excludes the issuance of up to 1,521,222 shares of our Common Stock issuable from time to time upon conversion of $2,129,711 principal balance as of September 30, 2019 of outstanding 8% Senior Secured Convertible Promissory Notes issued on August 5, 2019; and

●	excludes 63,518 shares of our Common Stock held as treasury stock, as of September 30, 2019.

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DILUTION

A purchaser of our securities in this offering will be diluted to the extent of the difference between the price you pay for each share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. Our net tangible book value as of September 30, 2019 was approximately $(3,793,315), or $(0.31) per share of our Common Stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by 12,079,095 shares of Common Stock outstanding at September 30, 2019.

After giving effect to our sale in this offering of 7,692,308 Units offered by this prospectus and after deducting the estimated underwriting discount, commissions and our estimated offering expenses and excluding the proceeds, if any from the exercise of the Warrants issued pursuant to this offering, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $3,961,618 or approximately $0.18 per share. This represents an immediate increase in net tangible book value of approximately $0.49 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $0.86 per share to purchasers of our Common Stock in this offering, as illustrated by the following table:

Assumed public offering price per Unit consisting of one share of Common Stock and one Warrant	$1.04
Historical net tangible book value per share at September 30, 2019	$(0.31)
Increase per share attributable to investors in this offering	$0.49
Net tangible book value per share, as adjusted to give effect to this offering	$0.18
Dilution per share to investors in this offering	$(0.86)

The information above is illustrative only and will change based on actual pricing and other terms of this offering determined at pricing.

The above discussion and table are based on 12,079,095 shares of Common Stock outstanding as of September 30, 2019 and includes or excludes the following:

●	includes the issuance of 7,692,308 Class A Units in this offering at a public offering price of $1.04, and excludes the sale of any Class B Units in this offering;

●	excludes 589,125 shares of our Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $3.74 per share as of September 30, 2019;

●	includes 891,100 shares of our Common Stock subject to forfeiture pursuant to outstanding non-vested Restricted Stock grants as of September 30, 2019;

●	excludes 629,186 shares of our Common Stock as of September 30, 2019 reserved for future issuance pursuant to our existing stock incentive plans;

●	excludes 4,717,573 shares of our Common Stock issuable upon exercise of warrants outstanding as of September 30, 2019 having a weighted average exercise price of $5.23 per share;

●	excludes the issuance of up to 1,521,222 shares of our Common Stock issuable from time to time upon conversion of $2,129,711 principal balance as of September 30, 2019 of outstanding 8% Senior Secured Convertible Promissory Notes issued on August 5, 2019; and

●	excludes 63,518 shares of our Common Stock held as treasury stock, as of September 30, 2019.

To the extent that outstanding options or warrants are converted or exercised, you could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of additional equity, the issuance of these shares could result in further dilution to our stockholders.

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EXECUTIVE COMPENSATION

The following table presents information concerning the total compensation of the Company’s Chief Executive Officer and Chief Financial Officer (the “Named Executive Officers”) for services rendered to the Company in all capacities for the years ended December 31, 2019 and 2018:

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($) (1)(3)(4)(5)(6)	Option awards ($) (1)	All other compensation ($) (2)	Total ($)
Stanton E. Ross	2019	$250,000	$250,000	$727,500	$—	$18,089	$1,245,589
Chairman, CEO and President	2018	$250,000	$250,000	$560,000	$—	$26,390	$1,086,390

Thomas J. Heckman Vice President, Chief Financial Officer,	2019	$230,000	$230,000	$436,500	$—	$7,845	$904,345
Treasurer and Secretary	2018	$230,000	$23,000	$347,500	$—	$20,460	$620,960

(1)	Represents aggregate grant date fair value pursuant to ASC Topic 718 for the respective year for stock options granted. Please refer to Note 12 to the consolidated financial statements for further description of the awards and the underlying assumptions utilized to determine the amount of grant date fair value related to such grants.

(2)	Amounts included in all other compensation include the following items: the employer contribution to the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”) on behalf of the named executive. We are required to provide a 100% matching contribution for all who elect to contribute up to 3% of their compensation to the plan and a 50% matching contribution for all employees’ elective deferral between 4% and 5%. The employee is (i) 100% vested at all times in the employee contributions and employer matching contributions; (ii) Company paid healthcare insurance; (iii) Company paid contributions to health savings accounts; and (iv) Company paid life, accident and disability insurance. See “All Other Compensation Table” below.

(3)	Stock awards include the following restricted stock granted during 2018 to Mr. Ross: (i) 50,000 shares at $2.70 per share that vest ratably over the one-year period ending April 15, 2019; and (ii) 200,000 shares at $2.125 per share that vest ratably over the one-year period ending July 5, 2019.

(4)	Stock awards include the following restricted stock granted during 2018 to Mr. Heckman: (i) 50,000 shares at $2.70 per share that vest ratably over the one-year period ending April 15, 2019; and (ii) 100,000 shares at $2.125 per share that vest ratably over the one-year period ending July 5, 2019.

(5)	Stock awards include the following restricted stock granted during 2019 to Mr. Ross: 250,000 shares at $2.91 per share that vest ratably over the two-year period ending January 2, 2021.

(6)	Stock awards include the following restricted stock granted during 2019 to Mr. Heckman: 150,000 shares at $2.91 per share that vest ratably over the two-year period ending January 2, 2021.

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All Other Compensation Table

Name	Year	401(k) Plan contribution by Company	Company paid healthcare insurance	Flexible & health savings account contributions by Company	Company paid life, accident & disability insurance	Other Contractual payments	Total
Stanton E. Ross	2019	$2,558	$13,910	$1,100	$521	$—	$18,089
Chairman, CEO and President	2018	$8,694	$16,075	$1,100	$521	$—	$26,390

Thomas J. Heckman	2019	$2,477	$4.347	$500	$521	$—	$7,845
Vice President, Chief Financial Officer, Treasurer and Secretary	2018	$9,000	$10,220	$719	$521	$—	$20,460

Compensation Policy. Our executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable us to achieve earnings and profitability growth to satisfy its stockholders. We must, therefore, create incentives for these executives to achieve both our and individual performance objectives using performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components. The main elements of its compensation package consist of base salary, stock options or restricted stock awards and bonus.

Base Salary. The base salary for each executive officer is reviewed and compared to the prior year, with considerations given for increase or decrease. The review is generally on an annual basis, but may take place more often in the discretion of the Compensation Committee.

For fiscal year 2019, the Compensation Committee of the Board of Directors (the “Committee”) set the annual base salaries of Stanton E. Ross, President and Chief Executive Officer, and Thomas J. Heckman, Chief Financial Officer, Treasurer and Secretary, at $250,000 and $230,000, respectively. This represents no increase or decrease from the previous year.

For fiscal year 2018, the Committee set the annual base salaries of Stanton E. Ross, President and Chief Executive Officer, and Thomas J. Heckman, Chief Financial Officer, Treasurer and Secretary, at $250,000 and $230,000, respectively. This represents an increase from the previous year.

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The Committee plans to review the base salaries for possible adjustments on an annual basis. Base salary adjustments will be based on both individual and our performance and will include both objective and subjective criteria specific to each executive’s role and responsibility with us.

Stock Options and Restricted Stock Awards. The Compensation Committee determined stock option and restricted stock awards based on numerous factors, some of which include responsibilities incumbent with the role of each executive with us, tenure with us, as well as our performance. The vesting period of options and restricted stock is also tied, in some instances, to our performance directly related to certain executive’s responsibilities with us. The Committee determined that Messrs. Ross and Heckman were eligible for awards of stock options or restricted stock in 2019 based on their performance. Refer to the Grants of Plan-Based Awards table below for restricted stock awards made in 2019. The Committee also determined that Messrs. Ross and Heckman would be eligible in 2020 for awards of restricted stock or stock options. On January 3, 2020, the Committee approved the award of 250,000 restricted shares to Mr. Ross and 150,000 restricted shares to Mr. Heckman, both of which vest 50% on January 2, 2021 and 50% on January 2, 2022, provided each person is employed with us at such point.

Bonuses. The Compensation Committee determined to award bonuses to each of the executive officers in 2019 and 2018, as set forth in the foregoing table. Refer to the section entitled “Executive Compensation” for the bonuses paid to Messrs. Ross and Heckman in 2019 and 2018. In fiscal 2019, Messrs. Ross and Heckman were eligible for, and received, bonuses of up to $250,000 and $230,000, respectively. The Compensation Committee reviews each executive officer’s performance on a quarterly basis and determines what, if any, portion of the bonus he has earned and will be paid as of such point.

Other. In July 2008, we amended and restated our 401(k) retirement savings plan (the “401(k) Plan”). The amended plan requires us to provide a 100% matching contribution for employees who elect to contribute up to 3% of their compensation to the plan and a 50% matching contribution for employee’s elective deferrals between 4% and 5%. We have made matching contributions for executives who elected to contribute to the 401(k) Plan during 2010. Each participant is 100% vested at all times in employee and employer matching contributions. As of December 31, 2018, a total of 76,040 shares of our common stock were held in the 401(k) Plan. Mr. Heckman, as trustee of the 401(k) Plan, holds the voting power as to the shares of our common stock held in the 401(k) Plan. We have no profit sharing plan in place for our employees. However, we may consider adding such a plan to provide yet another level of compensation to our compensation plan.

The following table presents information concerning the grants of Plan-based awards to the Named Executive Officers during the year ended December 31, 2019:

Grants of Plan-Based Awards

Name	Grant date	Date approved by Compensation Committee	All Other stock awards: Number of shares of stock or units: (#) (1)		Exercise or base price of option awards ($/Share)	Grant date fair value of stock awards ($) (2)
Stanton E. Ross Chairman, CEO and President	January 3, 2019	January 3, 2019	250,000	(1)	$2.91	$727,500

Thomas J. Heckman Vice President CFO, Treasurer and Secretary	January 3, 2019	January 3, 2019	150,000	(1)	$2.91	$436,500

(1)	These restricted stock awards were made under the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over a two-year period (50% on January 2, 2020 and 50% on January 2, 2021) contingent upon whether the individual is still employed by us at that point.

(2)	Stock awards noted represent the aggregate amount of grant date fair value as determined under ASC Topic 718. Please refer to Note 12 to the consolidated financial statements for further description of the awards and the underlying assumptions utilized to determine the amount of grant date fair value related to such grants.

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The following table presents information concerning the outstanding equity awards for the Named Executive Officers as of December 31, 2019:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (1)	Market value of shares or units of stock that have not vested (2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or Payout value of unearned shares, units or other rights that have not vested
Stanton E. Ross Chairman, CEO and President	15,000	—	—	$4.80	January 13, 2022	375,000	$382,500	—	$—

Thomas J. Heckman CFO, Treasurer and Secretary	12,500	—	—	$13.20	January 11, 2021	225,000	$229,500	—	$—

(1)	These stock option and restricted stock awards were made under the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over the prescribed period contingent upon whether the individual is still employed by the Company at that point.

(2)	Market value based upon the closing market price of $1.02 on December 31, 2019.

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The following table presents information concerning the stock options exercised and the vesting of restricted stock awards during 2019 for the Named Executive Officers for the year ending December 31, 2019:

	Option Exercises and Restricted Stock Vested
	Option Awards		Stock Awards
	Number of Shares acquired realized on exercise (#)	Value realized on exercise ($)	Number of Shares acquired on vesting (#)	Value on vesting ($)
Stanton E. Ross Chairman, CEO & President	—	$—	395,000	$882,050	(1)
Thomas J. Heckman CFO, Treasurer and Secretary	—	$—	245,000	$597,550	(1)

(1)	Based on the closing market price of our Common Stock of $2.75 on January 22, 2019, the date of vesting for 125,000 shares of Common Stock for Mr. Ross and 75,000 shares of Common Stock for Mr. Heckman, $4.38 on April 15, 2019, the date of vesting for 50,000 shares of Common Stock for both Mr. Ross and Mr. Heckman, $1.47 on July 4, 2019, the date of vesting for 200,000 shares of Common Stock for Mr. Ross and 100,000 shares of Common Stock for Mr. Heckman, and $1.265 on October 30, 2019, the date of vesting for 20,000 shares of Common Stock for both Mr. Ross and Mr. Heckman.

Director Compensation

Our non-employee directors received the stock option grants noted in the section below entitled “Director Compensation” for their service on the Board of Directors in 2019, including on the Audit, Nominating and Governance and Compensation Committees.

In July 2018, we granted to Messrs. Richie, Caulfield and Hutchins each options exercisable to acquire 50,000 shares of Common Stock at an exercise price of $2.20 per share for their service on the Board of Directors until the next annual meeting of stockholders with vesting to occur on a periodic basis through May 5, 2019 provided each person has remained a director at such dates.

In May 2019, we granted to Messrs. Richie, Caulfield and Hutchins each options exercisable to acquire 60,000 shares of Common Stock at an exercise price of $3.01 per share for their service on the Board of Directors until the next annual meeting of stockholders with vesting to occur ratably through May 1, 2020 provided each person has remained a director at such dates.

Director compensation for the year ended December 31, 2019 was as follows:

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($) (2)	Option awards ($) (2)	Total ($)
Stanton E. Ross, Chairman of the Board of Directors (1)	$—	$—	$—	$—
Leroy C. Richie	$75,000	$—	$145,406	$220,406
Daniel F. Hutchins	$65,000	$—	$145,406	$210,406
Michael J. Caulfield	$60,000	$—	$145,406	$205,406

(1)	Mr. Ross’s compensation and option awards are provided in the Executive Compensation table because he did not receive compensation or stock options for his services as a director.

(2)	Represents aggregate grant date fair value pursuant to ASC Topic 718 for stock options and restricted stock granted. Please refer to Note 12 to the consolidated financial statements for further description of the awards and the underlying assumptions utilized to determine the amount of grant date fair value related to such grants.

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Stock Option and Restricted Stock Grants to Directors

Name of Individual	Number of Restricted Shares of Common Stock Granted	Number of Options Granted	Average per Share Exercise Price
Stanton E. Ross (1)	—	—	$—
Leroy C. Richie (2)	—	60,000	$3.01
Daniel F. Hutchins (2)	—	60,000	$3.01
Michael J. Caulfield (2)	—	60,000	$3.01

(1)	Mr. Ross’s compensation and option awards are noted in the Executive Compensation table because he did not receive compensation or stock options for his services as a director.

(2)	The stock option grants were issued on May 21, 2019 with vesting to occur ratably through May 1, 2020.

Equity Compensation Plan Information

Stock Option Plans

Securities Authorized for Issuance under Equity Compensation Plans

Our Board of Directors adopted the 2005 Stock Option and Restricted Stock Plan (the “2005 Plan”) on September 1, 2005. The 2005 Plan authorized us to reserve 312,500 shares of our Common Stock for issuance upon exercise of options and grant of restricted stock awards. The 2005 Plan terminated in 2015 with 19,678 shares reserved for awards that are now unavailable for issuance. Stock options granted under the 2005 Plan that remain unexercised and outstanding as of December 31, 2019 total 8,063.

On January 17, 2006, our Board of Directors adopted the 2006 Stock Option and Restricted Stock Plan (the “2006 Plan”). The 2006 Plan authorizes us to reserve 187,500 shares of Common Stock for future grants under it. The 2006 Plan terminated in 2016 with 24,662 shares of Common Stock reserved for awards that are now unavailable for issuance. Stock options granted under the 2006 Plan that remain unexercised and outstanding as of December 31, 2019 total 42,812.

On January 24, 2007, our Board of Directors adopted the 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”). The 2007 Plan authorizes us to reserve 187,500 shares of Common Stock for future grants under it. The 2007 Plan terminated in 2017 with 88,401 shares of Common Stock reserved for awards that are now unavailable for issuance. Stock options granted under the 2007 Plan that remain unexercised and outstanding as of December 31, 2019 total 6,250.

On January 2, 2008, our Board of Directors adopted the 2008 Stock Option and Restricted Stock Plan (the “2008 Plan”). The 2008 Plan authorizes us to reserve 125,000 shares of Common Stock for future grants under it. The 2008 Plan terminated in 2018 with 8,249 shares of Common Stock reserved for awards that are now unavailable for issuance. Stock options granted under the 2008 Plan that remain unexercised and outstanding as of December 31, 2019 total 32,250.

On March 18, 2011, our Board of Directors adopted the 2011 Stock Option and Restricted Stock Plan (the “2011 Plan”). The 2011 Plan authorizes us to reserve 62,500 shares of Common Stock for future grants under it. At December 31, 2018, there were no shares of Common Stock reserved for awards available for issuance under the 2011 Plan. Stock options granted under the 2011 Plan that remain unexercised and outstanding as of December 31, 2019 total 9,750.

On March 22, 2013, our Board of Directors adopted the 2013 Stock Option and Restricted Stock Plan (the “2013 Plan”). The 2013 Plan was amended on March 28, 2014 and November 14, 2014 to increase the number of shares of Common Stock authorized and reserved for issuance under the 2013 Plan to a total of 300,000. At December 31, 2018, there were no shares of Common Stock reserved for awards available for issuance under the 2013 Plan. Stock options granted under the 2013 Plan that remain unexercised and outstanding as of December 31, 2019 total 20,000.

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On March 27, 2015, our Board of Directors adopted the 2015 Stock Option and Restricted Stock Plan (the “2015 Plan”). The 2015 Plan was amended on February 25, 2016 and May 31, 2017 to increase the number of shares of Common Stock authorized and reserved for issuance under the 2015 Plan to a total of 1,250,000. At December 31, 2019, there were 3,686 shares of Common Stock reserved for awards available for issuance under the 2015 Plan, as amended. Stock options granted under the 2015 Plan that remain unexercised and outstanding as of December 31, 2019 total 130,000.

On April 12, 2018, our Board of Directors adopted the 2018 Stock Option and Restricted Stock Plan (the “2018 Plan”). The 2018 Plan was amended on May 21, 2019 to increase the number of shares of Common Stock authorized and reserved for issuance under the 2018 Plan to a total of 1,750,000. At December 31, 2019, there were 625,500 shares of Common Stock reserved for awards available for issuance under the 2018 Plan. Stock options granted under the 2018 Plan that remain unexercised and outstanding as of December 31, 2019 total 340,000.

The 2005 Plan, 2006 Plan, 2007 Plan, 2008 Plan, 2011 Plan, 2013 Plan, 2015 Plan and 2018 Plan are referred to as the “Plans.”

The Plans authorize us to grant (i) to the key employees incentive stock options (except for the 2007 Plan) to purchase shares of Common Stock and non-qualified stock options to purchase shares of Common Stock and restricted stock awards, and (ii) to non-employee directors and consultants’ non-qualified stock options and restricted stock. The Compensation Committee of our Board of Directors administers the Plans by making recommendations to the Board of Directors or determinations regarding the persons to whom options or restricted stock should be granted and the amount, terms, conditions and restrictions of the awards.

The Plans allow for the grant of incentive stock options (except for the 2007 Plan), non-qualified stock options and restricted stock awards. Incentive stock options granted under the Plans must have an exercise price at least equal to 100% of the fair market value of the Common Stock as of the date of grant. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of the Common Stock on the date of grant. Non-statutory stock options may have exercise prices as determined by our Compensation Committee.

The Compensation Committee is also authorized to grant restricted stock awards under the Plans. A restricted stock award is a grant of shares of the Common Stock that is subject to restrictions on transferability, risk of forfeiture and other restrictions and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the Compensation Committee.

We have filed various registration statements on Form S-8 and amendments to previously filed Form S-8 filings with the SEC which registered a total of 4,175,000 shares of Common Stock issued or to be issued upon exercise of the stock options underlying the various stock option plans.

The following table sets forth certain information regarding the stock option plans adopted by the Company as of December 31, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	582,875	$3.63	629,186
Equity compensation plans not approved by stockholders	6,250	13.71	—
Total all plans	589,125	$3.74	629,186

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The number of stock options and restricted stock awards that an employee, director, or consultant may receive under our Plans is in the discretion of the administrator and therefore cannot be determined in advance. The Board of Directors’ policy in 2019 was to grant officers an award of 250,000 restricted shares of Common Stock to our CEO/President and 150,000 restricted shares of Common Stock to our CFO/Treasurer and each non-employee director an award of options to purchase 60,000 shares of Common Stock, all subject to vesting requirements.

The following table sets forth (a) the aggregate number of shares of Common Stock subject to options granted under the Plans during the year-ended December 31, 2019 and (b) the average per share exercise price of such options.

Stock Option and Restricted Stock Grants

Name of Individual or Group	Number of Restricted Shares of Common Stock Granted	Number of Options Granted	Average per Share Exercise Price
Stanton E. Ross, Chairman of the Board of Directors, CEO & President	250,000	—	$—
Leroy C. Richie, Director	—	60,000	$3.01
Daniel F. Hutchins, Director	—	60,000	$3.01
Michael J. Caulfield, Director	—	60,000	$3.01
Thomas J. Heckman, Vice President, CFO, Treasurer & Secretary	150,000	—	$—

All executive officers, as a group	400,000	—	$—
All directors who are not executive officers, as a group	—	180,000	$3.01
All employees who are not executive officers, as a group	121,040	—	$—

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

We do not have any employment agreements with any of our executive officers. However, on December 23, 2008, we entered into retention agreements with the following executive officers: Stanton E. Ross and Thomas J. Heckman. In April 2018 we amended these agreements.

Retention Agreements - Potential Payments upon Termination or Change of Control

The following table sets forth for each named executive officer potential post-employment payments and payments on a change in control and assumes that the triggering event took place on January 1, 2020 and that the amendments to the retention agreements of each person were in effect.

Retention Agreement Compensation

Name	Change in control payment due based upon successful completion of transaction	Severance payment due based on termination after Change of Control occurs	Total
Stanton E. Ross	$125,000	$500,000	$625,000
Thomas J. Heckman	$115,000	$460,000	$575,000
Total	$240,000	$960,000	$1,200,000

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The retention agreements guarantee the executive officers specific payments and benefits upon a Change in Control of the Company. The retention agreements also provide for specified severance benefits if, after a Change in Control of the Company occurs, the executive officer voluntarily terminates employment for “Good Reason” or is involuntarily terminated without “Cause.”

Under the retention agreements, a “Change in Control” means (i) one party alone, or acting with others, has acquired or gained control over more than 50% of the voting shares of the Company; (ii) the Company merges or consolidates with or into another entity or completes any other corporate reorganization, if more than 50% of the combined voting power of the surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; (iii) a majority of the Board of Directors is replaced and/or dismissed by the stockholders of the Company without the recommendation of or nomination by the Company’s current Board of Directors; (iv) the Company’s Chief Executive Officer (the “CEO”) is replaced and/or dismissed by stockholders without the approval of the Board of Directors; or (v) the Company sells, transfers or otherwise disposes of all or substantially all of the consolidated assets of the Company and the Company does not own stock in the purchaser or purchasers having more than 50% of the voting power of the entity owning all or substantially all of the consolidated assets of the Company after such purchase.

“Good Reason” means either (i) a material adverse change in the executive’s status as an executive or other key employee of the Company, including without limitation, a material adverse change in the executive’s position, authority, or aggregate duties or responsibilities; (ii) any adverse change in the executive’s base salary, target bonus or benefits; or (iii) a request by the Company to materially change the executive’s geographic work location.

“Cause” means (i) the executive has acted in bad faith and to the detriment of the Company; (ii) the executive has refused or failed to act in accordance with any specific lawful and material direction or order of his or her supervisor; (iii) the executive has exhibited, in regard to employment, unfitness or unavailability for service, misconduct, dishonesty, habitual neglect, incompetence, or has committed an act of embezzlement, fraud or theft with respect to the property of the Company; (iv) the executive has abused alcohol or drugs on the job or in a manner that affects the executive’s job performance; and/or (v) the executive has been found guilty of or has plead nolo contendere to the commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. Prior to termination for Cause, the Company shall give the executive written notice of the reason for such potential termination and provide the executive a 30-day period to cure such conduct or act or omission alleged to provide grounds for such termination.

If any Change in Control occurs and the executive continues to be employed as of the completion of such Change in Control, upon completion of such Change in Control, as payment for the executive’s additional efforts during such Change in Control, the Company shall pay the executive a Change in Control benefit payment equal to three months of the his base salary at the rate in effect immediately prior to the Change in Control completion date, payable in a lump sum net of required tax withholdings. If any Change in Control occurs, and if, during the one-year period following the Change in Control, the Company terminates the executive’s employment without Cause or the executive submits a resignation for Good Reason (the effective date of such termination or resignation, the “Termination Date”), then:

(a) The Company shall pay the executive severance pay equal to 12 months of his base salary at the higher of the rate in effect immediately prior to the Termination Date or the rate in effect immediately prior to the occurrence of the event or events constituting Good Reason, payable on the Termination Date in a lump sum net of required tax withholdings, plus all other amounts then payable by the Company to the executive less any amounts then due and owing from the executive to the Company;

(b) The Company shall provide continuation of the executive’s health benefits at the Company’s expense for 18 months following the Termination Date; and

(c) The executive’s outstanding employee stock options shall fully vest and be exercisable for a 90-day period following the Termination Date.

The executive is not entitled to the above severance benefits for a termination based on death or disability, resignation without Good Reason or termination for Cause. Following the Termination Date, the Company shall also pay the executive all reimbursements for expenses in accordance with the Company’s policies, within ten days of submission of appropriate evidence thereof by the executive.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 10, 2020, information regarding beneficial ownership of our Common Stock, as adjusted to reflect the sale of the securities offered by us in this offering for:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

●	each of our executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are currently exercisable or exercisable within sixty (60) days of February 10, 2020. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

Common Stock subject to securities currently exercisable or exercisable within sixty (60) days of February 10, 2020, are deemed to be outstanding for computing the percentage ownership of the person holding such securities and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Digital Ally, Inc., 9705 Loiret Blvd., Lenexa, KS 66219.

	Number of shares beneficially owned before this offering (1)		% of Total Voting Power	Number of shares beneficially owned after this offering (2)		% of Total Voting Power
	Common		Before	Common		After
	Shares	%	Offering	Shares	%	Offering
5% or Greater Stockholders:
Michael Glita 25 Notchpark Road Little Falls, NJ 07424	1,410,475	10.2%	10.2%	1,410,475	6.6%	6.6%
Executive Officers and Directors:
Stanton E. Ross (3)	1,333,301	9.6%	9.6%	1,333,301	6.2%	6.2%
Leroy C. Richie (4)	175,468	1.3%	1.3%	175,468	0.8%	0.8%
Daniel F. Hutchins (5)	178,950	1.3%	1.3%	178,950	0.8%	0.8%
Michael J. Caulfield (6)	137,855	1.0%	1.0%	137,855	0.7%	0.7%
Thomas J. Heckman (7)	1,102,713	8.0%	8.0%	1,102,713	5.1%	5.1%

All executive officers and directors as a group (five individuals)	2,928,287	21.2%	21.2%	2,928,287	13.6%	13.6%

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(1)

Based on 13,367,172 shares of Common Stock issued and outstanding as of February 10, 2020 and, with respect only to the ownership by all executive officers and directors as a group, an additional aggregate of 443,750 options vested or to vest within sixty (60) days held by officers and directors as of February 10, 2020. The percentages exclude the shares of Common Stock to be sold under this prospectus related to the offer and sale of an aggregate of 7,692,308 shares of Common Stock underlying the Class A Units and accompanying Warrants and an aggregate of zero shares of Common Stock exercisable pursuant to the Pre-Funded Warrants included in the Class B Units and accompanying Warrants. The percentages also do not include any securities issued pursuant to the underwriters’ over-allotment option.

(2)

Based on 13,367,172 shares of Common Stock issued and outstanding as of February 10, 2020 and, with respect only to the ownership by all executive officers and directors as a group, an additional aggregate of 443,750 options vested or to vest within sixty (60) days held by officers and directors as of February 10, 2020. The percentages include the 7,692,308 shares of Common Stock included in the Class A Units to be sold under this prospectus, but do not include (i) any shares of Common Stock issuable upon exercise of the Pre-Funded Warrants included in the Class B Units, (ii) any shares issuable upon exercise of the accompanying Warrants or (iii) any shares of Common Stock issuable pursuant to the underwriters’ over-allotment option.

(3)	Mr. Ross’s total shares include: (i) 375,000 restricted shares that are subject to forfeiture to us and (ii) vested options exercisable to purchase 15,000 shares of Common Stock. Mr. Ross has pledged 200,525 shares of Common Stock and options exercisable to purchase 15,000 shares of Common Stock to the lenders as collateral for personal loans.

(4)	Mr. Richie’s total shares include vested options exercisable to purchase 136,250 shares of Common Stock.

(5)	Mr. Hutchins’ total shares include vested options exercisable to purchase 145,000 shares of Common Stock.

(6)	Mr. Caulfield’s total shares include vested options exercisable to purchase 135,000 shares of Common Stock.

(7)	Mr. Heckman’s total shares include (i) 225,000 restricted shares that are subject to forfeiture to us, (ii) vested options exercisable to purchase 12,500 shares of Common Stock and (iii) 176,429 shares of Common Stock held in the Company’s 401(k) Plan (on December 31, 2019) as to which Mr. Heckman has voting power as trustee of the 401(k) Plan. Mr. Heckman has pledged 143,059 shares of Common Stock to financial institutions as collateral for personal loans.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We engaged in no reportable transactions with related persons since the years ended December 31, 2019, 2018 and 2017 that involved an amount that exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, other than the following:

We entered into an agreement that required us to make monthly payments that will be applied to future commissions and/or consulting fees to be earned by the provider. The agreement is with a limited liability company (“LLC”) that is minority owned by a relative of our chief financial officer. Under the agreement, dated January 15, 2016 and as amended on February 13, 2017, the LLC provides consulting services for developing a new distribution channel outside of law enforcement for our body-worn camera and related cloud storage products to customers in the United States. We advanced amounts to the LLC as advance against commissions ranging from $5,000 to $6,000 per month plus necessary and reasonable expenses for the period through June 30, 2017, which can be automatically extended based on the LLC achieving minimum sales quotas. The agreement was renewed in January 2017 for a period of three years, subject to yearly minimum sales thresholds that would allow us to terminate the contract if such minimums are not met. As of the date of this filing, we had advanced a total of $274,731 pursuant to this agreement and established an allowance reserve of $224,731 for a net advance of $50,000. The minimum sales threshold has not been met and we have discontinued all advances, although the contract has not been formally terminated. However, the exclusivity provisions of the agreement have been terminated.

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DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

Capital Stock

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, and our bylaws, as amended, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Our authorized capital consists of 50,000,000 shares of Common Stock, $0.001 par value per share. As of February 10, 2020, we had 13,367,172 shares of our Common Stock issued and outstanding, which excludes 63,518 shares held in treasury.

Common Stock

Voting Rights

Each share of our Common Stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Dividends

Each share of our Common Stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our Common Stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our Board of Directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation

If the Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of any securities with liquidation preferences senior to the Common Stock are paid will be distributed to the owners of our Common Stock pro rata.

Preemptive Rights

Owners of our Common Stock have no preemptive rights. We may sell shares of our Common Stock to third parties without first offering such shares to current stockholders.

Redemption Rights

We do not have the right to buy back shares of our Common Stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our Common Stock do not ordinarily have the right to require us to buy their Common Stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights

Shares of our Common Stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability

All outstanding shares of our Common Stock are fully paid and nonassessable.

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Listing

Our Common Stock trades on Nasdaq under the symbol “DGLY.”

Description of Units

We are offering up to 7,692,308 of Class A Units, with each Class A Unit consisting of one share of Common Stock and a Warrant to purchase 0.75 shares of our Common Stock (together with the shares of Common Stock underlying such Warrants) at an assumed public offering price of $1.04 per Class A Unit, the last reported closing price of our Common Stock on February 10, 2020. Each Warrant included in the Class A Units entitles its holder to purchase 0.75 shares of Common Stock at an exercise price of $    .

We are also offering up to 7,692,308 of Class B Units to purchasers who prefer to avoid beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering with each Class B Unit consisting of one Pre-Funded Warrant, initially exercisable into one share of Common Stock, at an exercise price of $0.001 per share of Common Stock (and a Warrant to purchase 0.75 shares of Common Stock at an initial exercise price of $      per share of Common Stock (together with the shares of Common Stock underlying such Pre-Funded Warrants and Warrants) at an assumed public offering price of $1.039 per Class B Unit, based on $1.04, the last reported closing price of our Common Stock on February 10, 2020, minus $0.001. For each Class B Unit that we sell, the number of Class A Units that we are offering will be decreased on a one-for-one basis.

The securities of which the Units are composed (the “underlying securities”) are being sold in this offering only as part of the Units. However, the Class A Units and Class B Units will not be certificated and the underlying securities comprising such units are immediately separable. Each underlying security purchased in this offering will be issued independent of each other underlying security and not as part of a Unit. Upon issuance, each underlying security may be transferred independent of any other underlying security, subject to applicable law and transfer restrictions.

Description of Warrants Included in the Units

The material terms and provisions of the Warrants being offered pursuant to this prospectus are summarized below. This summary of some provisions of the Warrants is not complete. For the complete terms of the Warrants, you should refer to the form of Warrant filed as an exhibit to the registration statement of which this prospectus is a part.

Each Class A Unit includes a Warrant to purchase 0.75 shares of our Common Stock at an initial exercise price of $     per share at any time for up to five years after the date of the closing of this offering. Each Class B Unit issued in this offering also includes a Warrant to purchase 0.75 shares of Common Stock at an initial exercise price of $     at any time for up to five years after the date of the closing of this offering. The holder of a Warrant will not be deemed a holder of our underlying Common Stock until the Warrant is exercised, except as set forth in the Warrants.

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the shares of our Common Stock then outstanding after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock. The Warrant holders must pay the exercise price in cash upon exercise of the Warrants, unless such Warrant holders are utilizing the cashless exercise provision of the Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus forms a part, effective when the Warrants are exercised.

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In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our shares of Common Stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of Common Stock, then following such event, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Warrants.

Upon the holder’s exercise of a Warrant, we will issue the shares of Common Stock issuable upon exercise of the Warrant within the earlier of three trading days following our receipt of a notice of exercise or the standard settlement period for the market on which the Common Stock is then listed, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision).

Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of the Common Stock purchasable upon exercise, including the right to vote, except as set forth therein.

Warrant holders may exercise Warrants on a cashless basis only if the issuance of the shares of Common Stock upon exercise of the Warrants is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides. The Warrant holders must pay the exercise price in cash upon exercise of the Warrants unless there is not an effective registration statement or, if required, there is not an effective state law registration or exemption covering the issuance of the shares underlying the Warrants (in which case, the Warrants may only be exercised via a “cashless” exercise provision).

We do not intend to apply for listing of the Warrants on any securities exchange or other trading system.

Description of Pre-Funded Warrants

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

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Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock above 4.99% after exercising the holder’s Pre-Funded Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

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Options and Warrants

As of February 10, 2020, there were outstanding Common Stock options entitling the holders to purchase 589,125 shares of Common Stock at a weighted average exercise price of $3.74 per share with a weighted average remaining contractual life of 7.2 years and warrants entitling the holders to purchase up to 4,860,323 shares of Common Stock at a weighted average exercise price of $5.12 per share with a weighted average remaining contractual life of 2.6 years.

Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the Board of Directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

●	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or

●	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our articles of incorporation, as amended, and bylaws, as amended, do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage some types of transactions that may involve the actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent for our Common Stock is Action Stock Transfer Corporation, located at 2469 E. Fort Union Blvd., Salt Lake City, UT 84122. Its telephone number is (801) 274-1088.

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UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC, as representative of the underwriters named below with respect to the offering of the Units. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase at the public offering price, less the underwriting discounts set forth on the cover page of this prospectus, the number of Class A Units and Class B Units opposite each underwriter’s name below:

Underwriters	Class A Units	Class B Units
Roth Capital Partners, LLC
Lake Street Capital Markets, LLC
Total

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Units offered by us in this prospectus are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

We have granted the underwriters an over-allotment option. Such option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to 1,153,846 additional shares of Common Stock (up to 15% of the shares of Common Stock sold in this offering, including the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants) and up to 1,153,846 additional Warrants exercisable for up to an additional 865,385 shares of Common Stock (up to 15% of the Warrants sold in this offering) at the public offering price per share of Common Stock and the public offering price per Warrant set forth above, less the underwriting discounts and commissions solely to cover over-allotments. If the underwriters exercise such option in whole or in part, they will be committed to purchase the additional Units, subject to the conditions described in the underwriting agreement.

Discounts, Commissions and Reimbursement

The underwriters have advised us that they propose to offer the Units to the public at the offering price per Unit set forth on the cover page of this prospectus. The underwriters may offer the Units to securities dealers at that price less a concession of not more than $ per Unit, of which up to $ per Unit may be reallowed to other dealers. After the offering is initially made to the public, the public offering price and other selling terms may be changed by the underwriters.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us, assuming both no exercise and full exercise by the underwriters of their over-allotment option:

	Per Class A Unit(1)	Per Class B Unit(1)	Total	Total with Full Exercise of Over-allotment Option
Public offering price
Underwriting discount to be paid to the underwriters by us (7%)(2)(3)
Proceeds, before expenses, to us

(1)	The public offering price and underwriting discount corresponds to (x) in respect of the Class A Units (i) a public offering price per share of Common Stock of $ and (ii) a public offering price per Warrant of $ and (y) in respect of the Class B Units (i) a public offering price per share of Pre-Funded Warrant of $ and (ii) a public offering price per Warrant of $ .

(2)	We have also agreed to reimburse the accountable expenses of the representative, including legal fees, in this offering, up to a maximum of $85,000.

(3)	We have granted a 45-day option to the representative to purchase up to 1,153,846 additional shares of Common Stock (up to 15% of the shares of Common Stock sold in this offering, including the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants) and up to 1,153,846 additional Warrants exercisable for up to an additional 865,385 shares of Common Stock (up to 15% of the Warrants sold in this offering) at the public offering price per share of Common Stock and the public offering price per Warrant set forth above, less the underwriting discounts and commissions solely to cover over-allotments, if any.

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We have also agreed to reimburse certain expenses of the underwriters relating to this offering as set forth in the underwriting agreement, including the fees and expenses of the underwriters’ legal counsel and expenses associated with the review of this offering by FINRA. However, the maximum amount we have agreed to reimburse the underwriters for their accountable expenses will not exceed $85,000.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $120,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the Units offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

We and each of our directors and officers have agreed for a period of (i) 90 days after the date of this prospectus in the case of our directors and officers and (ii) 90 days after the date of this prospectus in the case of the Company, without the prior written consent of the underwriters, not to directly or indirectly:

●	issue (in the case of us), offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;
●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for our Common Stock or other capital stock;
●	complete any offering of debt securities of the Company, other than entering into a line of credit, term loan arrangement or other debt instrument with a traditional bank;
●	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company’s securities, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise;
●	sell, agree to sell, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of Company’s securities;
●	establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act) with respect to any Company security;
●	make any demand for or exercise any right with respect to, the registration of any Company security;
●	otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Company security, whether or not such transaction is to be settled by delivery of Company securities, other securities, cash or other consideration; or
●	publicly announce an intention to do any of the foregoing.

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Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members. The underwriters may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while this offering is in progress.

Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising its over-allotment option and/or purchasing securities in the open market.

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which it may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in this offering.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of shares of Common Stock. As a result, the price of Common Stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of Common Stock. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

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Other Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Units offered by this prospectus in any jurisdiction where action for that purpose is required. The Units offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the Units under this prospectus is only made to persons to whom it is lawful to offer the Units without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the Units sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the Units, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The Units may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

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France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The Units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the Units have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the Units cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The Units offered by this prospectus have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The Units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such Units been registered for sale in Israel. They may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the Units being offered. Any resale in Israel, directly or indirectly, to the public of the Units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the Units in the Republic of Italy has not been authorized by the Commissione Nazionale per le Società e la Borsa, the Italian Securities and Exchange Commission (“CONSOB”), pursuant to Italian securities legislation and, accordingly, no offering material relating to the Units may be distributed in Italy and such Units may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

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Any offer, sale or delivery of the Units or distribution of any offer document relating to the Units in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the Units in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such Units being declared null and void and in the liability of the entity transferring the Units for any damages suffered by the investors.

Japan

The Units have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the Units may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires the Units may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of the Units is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The Units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the Units have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the Units be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the Units may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering material relating to the Units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the Units will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the Units have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the Units within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. The Company may not render services relating to the Units within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such Units.

No offer or invitation to subscribe for the Units is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the Units. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the Units may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the Units has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The Units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding an underwriter’s conflicts of interest in connection with this offering.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of material U.S. federal income considerations relating to the purchase, ownership and disposition of our Common Stock, Pre-Funded Warrants or Warrants. This discussion is based on current provisions of the Internal Revenue Code on payment, existing and proposed U.S. Treasury Regulations promulgated or proposed thereunder and current administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position.

This discussion is limited to U.S. holders and non-U.S. holders who hold our Common Stock, Pre-Funded Warrants or Warrants as capital assets within the meaning of Section 1221 of the Internal Revenue Code (generally, as property held for investment). This discussion does not address all aspects of U.S. federal income taxation, such as the U.S. alternative minimum income tax and the additional tax on net investment income, nor does it address any aspect of state, local or non-U.S. taxes, or U.S. federal taxes other than income taxes, such as federal estate taxes. This discussion does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax considerations that may be applicable to particular holders, such as:

●	insurance companies;

●	tax-exempt organizations;

●	financial institutions;

●	brokers or dealers in securities;

●	regulated investment companies;

●	pension plans;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	certain U.S. expatriates;

●	U.S. persons that have a “functional currency” other than the U.S. dollar;

●	persons that acquire our Common Stock as compensation for services;

●	owners that hold our Common Stock, Pre-Funded Warrants or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	entities that are treated as disregarded entities for U.S. federal income tax purposes (regardless of their places of organization or formation) and their investors; and

●	partnerships or other entities treated as partnerships for U.S. federal income tax purposes and their investors.

If any entity taxable as a partnership for U.S. federal income tax purposes holds our Common Stock, Pre-Funded Warrants or Warrants, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. An investor in a partnership or entity treated as disregarded for U.S. federal income tax purposes should consult his, her or its own tax advisor regarding the applicable tax consequences relating to the purchase, ownership and disposition of our Common Stock, Pre-Funded Warrants or Warrants.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our Common Stock, Pre-Funded Warrants or Warrants that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States or of any political subdivision of the United States;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

A “non-U.S. holder” is a beneficial owner of our Common Stock, Pre-Funded Warrants or Warrants that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of purchasing, holding and disposing of our Common Stock, Pre-Funded Warrants or Warrants.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of our Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of Common Stock received upon exercise, increased by the exercise price of $0.001. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Distributions on Common Stock

As discussed above under “Market For Common Equity and Related Stockholder Matters — Dividend Policy,” we do not currently expect to make distributions on our Common Stock. In the event that we do make distributions of cash or other property, distributions paid on Common Stock, other than certain pro rata distributions of Common Stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the Common Stock. Any remaining excess will be treated as a capital gain. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

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Constructive Dividends on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution. Any constructive distributions would generally be subject to the tax treatment described above under “Distributions on Common Stock”.

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of a Warrant (other than by exercise) will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the Warrant for more than one year at the time of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Warrant disposed of and the amount realized on the disposition.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. A U.S. Holder’s tax basis in a share of Common Stock received upon exercise will be equal to the sum of (1) the U.S. Holder’s tax basis in the Warrant and (2) the exercise price of the Warrant. A U.S. Holder’s holding period in the Common Stock received upon exercise will commence on the day or the day after such U.S. Holder exercises the Warrant. No discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a Warrant on a cashless basis, and U.S. Holders are urged to consult their tax advisors as to the exercise of a Warrant on a cashless basis.

If a Warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the Warrant is more than one year. The deductibility of capital losses is subject to limitations.

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Tax Consequences to Non-U.S. Holders

Distributions

As discussed in the section entitled “Market For Common Equity and Related Stockholder Matters — Dividend Policy,” we do not anticipate paying any dividends on our Common Stock in the foreseeable future. If we make distributions on our Common Stock or on our Warrants (as described above under “Constructive Dividends on Warrants”), those payments will constitute dividends for U.S. federal income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our Common Stock or Warrants, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the “—Gain on Sale or Other Disposition of Common Stock or Warrants” section. Any such distributions would be subject to the discussions below regarding back-up withholding and Foreign Account Tax Compliance Act, or FATCA.

Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN, IRS Form W-8 BEN-E or another appropriate version of IRS Form W-8 (or a successor form), which must be updated periodically, and which, in each case, must certify qualification for the reduced rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and that are not eligible for relief from U.S. (net basis) income tax under an applicable income tax treaty, generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under a tax treaty, would not be subject to a withholding tax, but would be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.

Exercise or Expiration of Warrants

In general, a Non-U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. However, no discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a Warrant on a cashless basis, and Non-U.S. Holders are urged to consult their tax advisors as to the exercise of a Warrant on a cashless basis.

If a Warrant expires without being exercised, a Non-U.S. Holder that is engaged in a U.S. trade or business to which any income from the Warrant would be effectively connected or who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the expiration occurs (and certain other conditions are met) will recognize a capital loss in an amount equal to such Non-U.S. Holder’s tax basis in the Warrant.

Gain on Sale or Other Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock or common warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and not eligible for relief under an applicable income tax treaty, in which case the Non-U.S. Holder will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a Non-U.S. Holder that is a corporation, such Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items;

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●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) (subject to applicable income tax or other treaties); or

●	we are a “U.S. real property holding corporation” for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our Common Stock or Warrants. We believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to United States federal income tax if (A) in the case of our Common Stock, (a) shares of our Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, and (b) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of the shares of our Common Stock throughout the five-year period ending on the date of the sale or exchange; and (B) in the case of our Warrants, either (a)(i) shares of our Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, (ii) our Warrants are not considered regularly traded on an established securities market and (iii) the Non-U.S. Holder does not own, actually or constructively, Warrants with a fair market value greater than the fair market value of 5% of the shares of our Common Stock, determined as of the date that such Non-U.S. Holder acquired its Warrants, or (b)(i) our Warrants are considered regularly traded on an established securities market, and (ii) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of our Warrants throughout the five-year period ending on the date of the sale or exchange. Our Warrants are not expected to be regularly traded on an established securities market. If the foregoing exception does not apply, such Non-U.S. Holder’s proceeds received on the disposition of shares will generally be subject to withholding at a rate of 15% and such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with distributions on our Common Stock or constructive dividends on Warrants, and the proceeds of a sale or other disposition of Common Stock or Warrants. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

A Non-U.S. Holder may be subject to U.S. information reporting and backup withholding on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person (within the meaning of the Code). The certification requirements generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. Person. Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of distributions on Common Stock or constructive dividends on Warrants paid to a Non-U.S. Holder, and the amount of any U.S. federal tax withheld therefrom, must be reported annually to the IRS and the Non-U.S. Holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

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Payment of the proceeds of the sale or other disposition of Common Stock or Warrants to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of Common Stock or Warrants to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of, our Common Stock or Warrants paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. The U.S. Treasury recently released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our Common Stock or Warrants, and the possible impact of these rules on the entities through which they hold our Common Stock or Warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock or Warrants, including the consequences of any proposed change in applicable laws.

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LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, will render a legal opinion as to the validity of the securities to be registered hereby. Pryor Cashman LLP, New York, New York, is acting as counsel for the underwriters in connection with certain legal matters in connection with this offering.

EXPERTS

The consolidated financial statements of Digital Ally, Inc. as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018 incorporated in this prospectus by reference from the Digital Ally, Inc. Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The web site can be accessed at www.sec.gov. The internet address of Digital Ally is www.digitalallyinc.com. Information contained on our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 29, 2019;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 15, 2019;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 14, 2019;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 14, 2019;

●	Our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders held on May 21, 2019, filed with the SEC on April 1, 2019, as supplemented by Definitive Additional Materials, filed with the SEC on April 4, 2019; and

●	our Current Reports on Form 8-K filed with the SEC on January 4, 2019, March 29, 2019, May 15, 2019, May 24, 2019, June 21, 2019, July 16, 2019, August 5, 2019, August 14, 2019, November 14, 2019, January 9, 2020 and January 14, 2020.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Digital Ally, Inc.

9705 Loiret Blvd.

Lenexa, KS 66219

(913) 814-7774

corporate@digitalallyinc.com

Copies of these filings are also available on our website at www.digitalallyinc.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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Digital Ally, Inc.

Up to 7,692,308 of Class A Units consisting of shares of Common Stock and Common Stock Purchase Warrants (and 5,769,231 shares of Common Stock underlying the Common Stock Purchase Warrants); and

up to 7,692,308 Class B Units consisting of Pre-funded Warrants (and 7,692,308 shares of Common Stock underlying the Pre-funded Warrants) and Common Stock Purchase Warrants (and 5,769,231 shares of Common Stock underlying the Common Stock Purchase Warrants)

, 2020

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

SEC Registration Fee	$3,906.98
FINRA Filing Fee	5,795.00
Accounting Fees and Expenses	20,000.00
Legal Fees and Expenses	85,000.00
Transfer Agent and Registrar Fees	1,000.00
Printing Expenses	1,000.00
Miscellaneous	3,298.02
Total	$120,000.00

The table above sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates other than the SEC’s registration fee.

Item 14. Indemnification of Directors and Officers.

Under Nevada law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his or her fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the Nevada Revised Statutes (“NRS”), or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the NRS provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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Our Articles of Incorporation and Bylaws provide, among other things, that a director or officer of the corporation may be indemnified against expenses, liability, and loss (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, or investigative, to the fullest extent permitted under the NGCL, unless it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Directors and officers of the corporation cannot be personally liable for damages for breach of fiduciary duty, except (a) for acts of omissions involving intentional misconduct, fraud, or knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission (the “SEC”) is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

During the last three completed fiscal years and to date in the current fiscal year, we sold the following unregistered securities:

	Sale of Unregistered Securities	Number of shares	Date

●	Detachable warrants issued in connection with 8% notes payable with an exercise price of $3.65 per share	200,000 (upon exercise)	June 30, 2017

●	Warrants issued in connection with an extension of the maturity date on 8% notes payable with an exercise price of $2.75 per share	100,000 (upon exercise)	September 30, 2017

●	Warrants issued in connection with an extension of the maturity date on 8% notes payable with an exercise price of $2.60 per share	100,000 (upon exercise)	November 15, 2017

●	Detachable warrants issued in connection with 8% notes payable with an exercise price of $3.25 per share	120,000 (upon exercise)	December 29, 2017

●	12% secured convertible debentures issued with a conversion price of $3.25 per share	76,923 (upon conversion)	March 7, 2018

●	Warrants issued in connection with an extension of the maturity date on 8% notes payable with an exercise price of $3.50 per share	36,000 (upon exercise)	March 7, 2018

●	Warrants issued in connection with an extension of the maturity date on 8% notes payable with an exercise price of $3.25 per share	60,000 (upon exercise)	March 16, 2018

●	8% Senior convertible debentures issued with a conversion price of $2.50 per share (Roth Capital Partners, LLC served as placement agent)	2,750,000 (upon conversion)	April 3, 2018

●	Warrants issued in connection with 8% notes payable with an exercise price of $3.00 per share (Roth Capital Partners, LLC served as placement agent)	916,667 (upon exercise)	April 3, 2018

●	8% Senior convertible debentures issued with a conversion price of $2.50 per share (Roth Capital Partners, LLC served as placement agent)	330,000 (upon exercise)	May 11, 2018

●	8% senior convertible debentures issued with a conversion price of $1.40 per share	1,160,327 (upon conversion)	August 5, 2019

●	Detachable warrants issued in connection with 8% notes with an exercise price of $1.8125 per share	571,428 (upon exchange)	August 5, 2019

●	Detachable warrants issued in connection with 8% notes payable with an exercise price of $1.40 per share	107,000 (upon exercise)	December 23, 2019

●	Detachable warrants issued in connection with 8% notes payable with an exercise price of $1.40 per share	35,750 (upon exercise)	January 17, 2020

Except as stated above, no underwriters were involved in the foregoing sales of securities. The issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act. The recipients of securities in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and option agreements issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

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Item 16. Exhibits.

(a)	The following exhibits are filed as part of this registration statement.

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement by and between Digital Ally, Inc. and Roth Capital Partners, LLC.	***
2.1	Plan of Merger among Vegas Petra, Inc. and Digital Ally, Inc. and its stockholders, dated November 30, 2004.	(1)
3.1(i)	Amended and Restated Articles of Incorporation of Digital Ally, Inc. (see the Amended and Restated Articles of Incorporation included in the Plan of Merger, filed as Exhibit 2.1 hereto).	(1)
3.1(ii)	Certificate of Change of Digital Ally, Inc., dated August 24, 2012.	(5)
3.1(iii)	Certificate of Amendment of Digital Ally, Inc., dated July 27, 2018.	***
3.2(i)	Amended and Restated Bylaws of Digital Ally, Inc.	(1)
3.2(ii)	Amendment to Amended and Restated Bylaws of Digital Ally, Inc.	(32)
3.3	Audit Committee Charter, dated September 22, 2005.	(1)
3.4	Compensation Committee Charter, dated September 22, 2005	(1)
3.5	Nominating Committee Charter dated December 27, 2007.	(2)
3.6	Corporate Governance Guidelines.	(3)
3.7	Nominating and Governance Charter, Amended and Restated as of February 25, 2010.	(4)
3.8	Strategic Planning Committee Charter, dated June 28, 2009.	(4)
4.1	Form of Common Stock Certificate.	(6)
4.2	Form of Common Stock Purchase Warrant.	(6)
4.3	Form of Series A Common Stock Purchase Warrant.	(7)
4.4	Form of Series B Common Stock Purchase Warrant.	(7)
4.5	Form of Series C Common Stock Purchase Warrant.	(7)
4.6	Form of Common Stock Purchase Warrant.	*
4.7	Form of Pre-Funded Warrant.	*
4.8	Form of Amended and Restated Warrant (August 2019 Warrant Modification)	*
5.1	Opinion of Sullivan & Worcester LLP.	***
10.1	2005 Stock Option and Restricted Stock Plan.	(6)
10.2	2006 Stock Option and Restricted Stock Plan.	(6)
10.3	Form of Stock Option Agreement (ISO and Non-Qualified) 2005 Stock Option Plan.	(6)
10.4	Form of Stock Option Agreement (ISO and Non-Qualified) 2006 Stock Option Plan.	(6)
10.5	Promissory Note Extension between Registrant and Acme Resources, LLC, dated May 4, 2006, in the principal amount of $500,000.	(6)
10.6	Promissory Note between Registrant and Acme Resources, LLC, dated September 1, 2004, in the principal amount of $500,000.	(8)
10.7	Promissory Note Extension between Registrant and Acme Resources, LLC, dated October 31, 2006.	(8)
10.8	Software License Agreement with Ingenient Technologies, Inc., dated March 15, 2004.	(8)
10.9	Software License Agreement with Ingenient Technologies, Inc., dated April 5, 2005.	(8)
10.10	Stock Option Agreement with Daniels & Kaplan, P.C., dated September 25, 2006.	(8)
10.11	Memorandum of Understanding with Tri Square Communications (Hong Kong) Co., Ltd. dated November 29, 2005.	(8)
10.12	2007 Stock Option and Restricted Stock Plan.	(9)
10.13	Form of Stock Option Agreement (ISO and Non-Qualified) 2007 Stock Option Plan.	(2)
10.14	Amendment to 2007 Stock Option and Restricted Stock Plan.	(2)
10.15	2008 Stock Option and Restricted Stock Plan.	(2)
10.16	Form of Stock Option Agreement (ISO and Non-Qualified) 2008 Stock Option Plan.	(2)
10.17	Promissory Note with Enterprise Bank dated February 13, 2009.	(2)
10.18	First Amendment to Promissory Note with Enterprise Bank dated February 13, 2009.	(10)
10.19	First Amendment to Promissory Note with Enterprise Bank dated June 30, 2009.	(10)
10.20	Modification and Renewal of Promissory Note with Enterprise Bank dated February 1, 2010.	(11)
10.21	Forms of Restricted Stock Agreement for 2005, 2006, 2007 and 2008 Stock Option and Restricted Stock Plans.	(11)

II-3

10.22	Loan Modification or Renewal Agreement of Promissory Note with Enterprise Bank dated March 2, 2011.	(12)
10.23	2011 Stock Option and Restricted Stock Plan.	(13)
10.24	Form of Stock Option Agreement for 2011 Stock Option and Restricted Stock Plan.	(13)
10.25	8% Subordinated Promissory Note in principal amount of $1,500,000.	(14)
10.26	Common Stock Purchase Warrant.	(14)
10.27	8% Subordinated Promissory Note in principal amount of $1,000,000.	(15)
10.28	Common Stock Purchase Warrant.	(15)
10.29	Allonge to 8% Subordinated Promissory Note in principal amount of $1,000,000.	(15)
10.30	Amendment to Common Stock Purchase Warrant.	(15)
10.31	Second Allonge to 8% Subordinated Note, dated July 24, 2012.	(16)
10.32	Allonge to 8% Subordinated Note ($1.0 million) dated July 24, 2012.	(16)
10.33	Second Amendment to Common Stock Purchase Warrants (300,000 shares) dated July 24, 2012.	(16)
10.34	Amendment to Common Stock Purchase Warrants (150,000 shares) dated July 24, 2012.	(16)
10.35	Third Allonge to 8% Subordinated Note, dated December 4, 2013.	(17)
10.36	Second Allonge to 8% Subordinated Note ($1.0 million) dated December 4, 2013.	(17)
10.37	Common Stock Purchase Warrant (40,000 shares), dated December 4, 2013.	(17)
10.38	Securities Purchase Agreement.	(18)
10.39	Registration Rights Agreement.	(18)
10.40	Form of Senior Secured Convertible Note.	(18)
10.41	Form of Warrant to Purchase Common Stock.	(18)
10.42	Pledge and Security Agreement.	(18)
10.43	Patent Assignment for Security.	(18)
10.44	Trademarks Assignment for Security.	(18)
10.45	Guaranty.	(18)
10.46	Deposit Account Control Agreement.	(18)
10.47	Form of Voting Agreement.	(18)
10.48	Form of Lock-Up Agreement.	(18)
10.49	Securities Purchase Agreement.	(19)
10.50	Registration Rights Agreement.	(19)
10.51	Form of Senior Secured Convertible Note.	(19)
10.52	Form of Warrant to Purchase Common Stock.	(19)
10.53	Amended and Restated Pledge and Security Agreement.	(19)
10.54	Patent Assignment for Security.	(19)
10.55	Trademarks Assignment for Security.	(19)
10.56	Amended and Restated Guaranty Agreement.	(19)
10.57	Deposit Account Control Agreement-incorporated by reference to Exhibit 10.46 to the Company’s Current Report on Form 8-K filed on March 25, 2014.	(19)
10.58	Form of Voting Agreement.	(19)
10.59	Form of Lock-Up Agreement.	(19)
10.60	Reaffirmation Agreement.	(19)
10.61	Senior Secured Convertible Note.	(19)
10.62	Warrant to Purchase Common Stock.	(19)
10.63	Fourth Allonge to 8% Subordinated Note ($1.5 million) dated May 27, 2015.	(20)
10.64	Third Allonge to 8% Subordinated Note ($1.0 million) dated May 27, 2015.	(20)
10.65	Fifth Allonge to 8% Subordinated Note ($1.5 million) dated July 15, 2015.	(21)
10.66	Fourth Allonge to 8% Subordinated Note ($1.0 million) dated July 15, 2015.	(21)
10.67	Common Stock Purchase Warrant.	(21)
10.68	Securities Purchase Agreement.	(22)
10.69	Amended and Restated 2015 Stock Option and Restricted Stock Plan.	(23)
10.70	Series A Warrant Amendment Agreement.	(24)

II-4

10.71	Series B Warrant Amendment Agreement.	(24)
10.72	Series C Warrant Amendment Agreement.	(24)
10.73	Securities Purchase Agreement.	(25)
10.74	8% Senior Secured Convertible Debenture.	(25)
10.75	Common Stock Purchase Warrant.	(25)
10.76	Security Agreement.	(25)
10.77	Subsidiary Guarantee.	(25)
10.78	Form of Series A-1 Warrant.	(26)
10.79	Form of Series A-2 Warrant.	(26)
10.80	Form of Series A-3 Warrant.	(26)
10.81	Form of Securities Purchase Agreement, dated as of August 21, 2017, by and among Digital Ally, Inc. and the purchasers signatory thereto.	(26)
10.82	Form of Securities Purchase Agreement, by and among the Company and the purchaser signatories thereto.	(27)
10.83	Form of Secured Convertible Promissory Note.	(27)
10.84	Form of Common Stock Purchase Warrant.	(27)
10.85	Form of Security Agreement, by and among the Company and each of the secured parties thereto.	(27)
10.86	Form of Intellectual Property Security Agreement, between the Company and the secured lender thereto.	(27)
10.87	Form of Subsidiary Guarantee, by and among the Company, the purchasers under the Securities Purchase Agreement, and each of the Company’s subsidiaries.	(27)
10.88	Common Stock Purchase Warrant of Digital Ally, Inc.	(29)
10.89	Proceeds Investment Agreement, dated as July 31, 2018, by and between Digital Ally, Inc. and Brickell Key Investments LP.	(29)
10.90	Proceeds Investment Agreement, dated as July 31, 2018, by and between Digital Ally, Inc. and Brickell Key Investments LP.	(29)
10.91	Form of Lock-Up Agreement.	(30)
10.92	Form of Senior Secured Convertible Promissory Note due August 4, 2020.	(31)
10.93	Form of Common Stock Purchase Warrant.	(31)
10.94	Form of Securities Purchase Agreement, dated as of August 5, 2019, by and between the Company and the Investors.	(31)
10.95	Form of Security Agreement, dated August 5, 2019, by and among the Company, certain of the Company’s subsidiaries and the Secured Parties.	(31)
10.96	Form of IP Security Agreement, dated August 5, 2019, by the Company, in favor of the Agent and the Secured Parties.	(31)
10.97	Form of Subsidiary Guarantee, dated August 5, 2019, made by certain of the Company’s subsidiaries in favor of the Investors.	(31)
10.98	Form of Consent (August 2019 Warrant Modification)	*
10.99	Form of Consent (August 2019 Warrant Modification)	*
10.100	Form of Consent and Waiver (August 2019 Warrant Modification)	*
14.1	Code of Ethics and Code of Conduct.	(2)
21.1	Subsidiaries of Registrant.	(28)
23.1	Consent of RSM US LLP.	*
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).	***

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Schema
101.CAL	XBRL Taxonomy Calculation Linkbase
101.DEF	XBRL Taxonomy Definition Linkbase
101.LAB	XBRL Taxonomy Label Linkbase
101.PRE	XBRL Taxonomy Presentation Linkbase

*Filed herewith.

**To be filed by amendment.

***Previously filed.

II-5

(1)	Filed as an exhibit to the Company’s Form SB-2, filed October 16, 2006, No. 333-138025.
(2)	Filed as an exhibit to the Company’s Annual Report on Form 10KSB for the Year ending December 31, 2007.
(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K dated November 20, 2009.
(4)	Filed as an exhibit to the Company’s Annual Report on Form 10K for the Year ending December 31, 2009.
(5)	Filed as an exhibit to the Company’s Form 8-K filed August 30, 2012.
(6)	Filed as an exhibit to the Company’s October 2006 Form SB-2.
(7)	Filed as an exhibit to the Company’s Form 8-K filed July 17, 2015.
(8)	Filed as an exhibit to the Company’s Amendment No. 1 to Form SB-2, filed January 31, 2007, No. 333-138025.
(9)	Filed as an exhibit to the Company’s Form S-8, filed October 23, 2007, No. 333-146874.
(10)	Filed as an exhibit to the Company’s Annual Report on Form 10K for the Year ending December 31, 2008.
(11)	Filed as an exhibit to the Company’s Annual Report on Form 10K for the Year ending December 31, 2009.
(12)	Filed as an exhibit to the Company’s Annual Report on Form 10K for the Year ending December 31, 2010.
(13)	Filed as an exhibit to the Company’s Form 8-K filed June 1, 2011.
(14)	Filed as an exhibit to the Company’s Form 8-K filed June 3, 2011.
(15)	Filed as an exhibit to the Company’s Form 8-K filed November 10, 2011.
(16)	Filed as an exhibit to the Company’s Form 8-K filed July 30, 2012.
(17)	Filed as an exhibit to the Company’s Form 8-K filed December 9, 2013.
(18)	Filed as an exhibit to the Company’s Form 8-K filed March 21, 2014.
(19)	Filed as an exhibit to the Company’s Form 8-K filed August 25, 2014.
(20)	Filed as an exhibit to the Company’s Form 8-K filed May 28, 2015.
(21)	Filed as an exhibit to the Company’s Form 8-K filed July 15, 2015.
(22)	Filed as an exhibit to the Company’s Form 8-K filed July 17, 2015.
(23)	Filed as an exhibit to the Company’s Form S-8 filed May 23, 2016.
(24)	Filed as an exhibit to the Company’s Form 8-K filed November 16, 2016.
(25)	Filed as an exhibit to the Company’s Form 8-K filed January 3, 2017.
(26)	Filed as an exhibit to the Company’s Form 8-K filed August 25, 2017.
(27)	Filed as an exhibit to the Company’s Form 8-K filed April 4, 2018.
(28)	Filed as an exhibit to the Company’s Annual Report on Form 10K for the Year ending December 31, 2015.
(29)	Filed as an exhibit to the Company’s Form 8-K filed August 2, 2018.
(30)	Filed as an exhibit to the Company’s Form 8-K filed September 26, 2018.
(31)	Filed as an exhibit to the Company’s Form 8-K filed August 5, 2019.
(32)	Filed as an exhibit to the Company’s Form 8-K filed December 10, 2007.

(b)	No financial statement schedules have been provided because the information is not required or is shown either in the financial statements or the notes thereto.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)	The undersigned registrant hereby undertakes that:

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on February 12, 2020.

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Stanton E. Ross
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Signature and Title	Date

/s/ Stanton E. Ross	February 12, 2020
Stanton E. Ross, Director and Chief Executive Officer

/s/ Leroy C. Richie	February 12, 2020
Leroy C. Richie, Director

/s/ Michael J. Caulfield	February 12, 2020
Michael J. Caulfield, Director

/s/ Daniel F. Hutchins	February 12, 2020
Daniel F. Hutchins, Director

/s/ Thomas J. Heckman	February 12, 2020
Thomas J. Heckman, Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer

II-8